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                                                                   EXHIBIT 10.22

                                     LEASE


                                BY AND BETWEEN

                  CORPORATE TECHNOLOGY CENTRE ASSOCIATES LLC
                    a California limited liability company

                                  as Landlord

                                      and

                            DIGITAL ISLAND, INC-.,
                            a Delaware corporation

                                   as Tenant


                              September 10, 1999
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                                     LEASE

THIS LEASE, dated September 10, 1999 for reference purposes only, is made by and between CORPORATE TECHNOLOGY CENTRE ASSOCIATES LLC, a California limited liability company ("Landlord") and DIGITAL ISLAND, INC., a Delaware corporation ("Tenant"), to be effective and binding upon the parties as of the date the last of the designated signatories to this Lease shall have executed this Lease (the "Effective Date of this Lease").

ARTICLE 1
REFERENCE


1.1 References. All references in this Lease (subject to any further clarifications contained in this Lease) to the following terms shall have the following meaning or refer to the respective address, person, date, time period, amount, percentage, calendar year or fiscal year as below set forth:

Tenant's Address for Notice:                  45 Fremont Street, Suite 1200
                                              San Francisco, California 94105


Tenant's Representative:                      Director, Real Estate

Landlord's Address for Notices:               c/o Menlo Equities LLC
                                              525 University Avenue
                                              Suite 100
                                              Palo Alto, California 94301

Landlord's Representative:                    Henry Bullock/Richard Holmstrom

Phone Number:                                 (650) 326-9300

Lease Commencement Date:                      Six (6) Months after the Delivery
                                              of the Building Shell in
                                              accordance with Paragraph 2.4,
                                              estimated to be February 15, 2000.

Lease Term:                                   Eleven (11) years

Lease Expiration Date:                        Eleven (11) Years from the Actual
                                              Lease Commencement Date, unless
                                              earlier terminated by Landlord in
                                              accordance with the terms of this
                                              Lease, or extended by Tenant
                                              pursuant to Article 15.

Options to Renew:                             Three (3) option(s) to renew, each
                                              for a term of five (5) years each.

First Month's Prepaid Rent:                   $53,304.45

Tenant's Security Deposit:                    $1,300,000.00

Late Charge Amount:                           Five Percent (5%) of the
                                              Delinquent Amount

Tenant's Required Liability Coverage:         $5,000,000 Combined Single Limit

Tenant's Broker:                              Aaron Wangenheim, Staubach

Landlord's Broker:                            Steve Horton, CPS

Project: That certain real property situated in the City of San Jose, County of Santa Clara, State of California, to be improved with a total of eight (8) building(s), and is commonly known as or otherwise described as follows:
                                              Corporate Technology Centre, San
                                              Jose,
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                                              California.

Property:                                     That certain real property
                                              situated in the City of San Jose,
                                              County of Santa Clara, State of
                                              California, as presently improved
                                              with one (1) building, which real
                                              property is shown on the Site Plan
                                              attached hereto as Exhibit "A."

Building:                                     That certain building on the
                                              Property in which the Leased
                                              Premises are located commonly
                                              known as 400 Holger Way, San Jose,
                                              California (the "Building")
                                              located on Parcel No. 5 of the
                                              Project, which Building is shown
                                              outlined on Exhibit "A" hereto.

Outside Areas:                                The "Outside Areas" shall mean all
                                              areas within Parcel No. 5 of the
                                              Project, which are located outside
                                              the Building, such as pedestrian
                                              walkways, parking areas,
                                              driveways, and drive aisles,
                                              landscaped areas, open areas and
                                              enclosed trash disposal areas.

Common Areas:                                 The "Common Areas" shall mean the
                                              lobby and restrooms on the first
                                              floor of the Building so long as
                                              there is more than one tenant of
                                              the Building. If Tenant is the
                                              only tenant of the Building, there
                                              shall be no Common Areas.

Leased Premises:                              Certain interior space within the
                                              Building consisting of
                                              approximately 56,410 square feet
                                              and, for purposes of this Lease,
                                              agreed to contain said number of
                                              square feet.

Tenant's Proportionate Share:                 The term "Tenant's Proportionate
                                              Share" shall mean the percentage
                                              obtained by dividing the rentable
                                              square footage of the Leased
                                              Premises at the time of
                                              calculation by the rentable square
                                              footage of the Building at the
                                              time of calculation. Such
                                              percentage is currently 73.83%. In
                                              the event that any portion of the
                                              Property is sold by Landlord, or
                                              the rentable square footage of the
                                              Leased Premises or the Property is
                                              otherwise changed, Tenant's
                                              Proportionate Share shall b%
                                              recalculated to equal the
                                              percentage described in the first
                                              sentence of this paragraph, so
                                              that the aggregate Tenant's
                                              Proportionate Share of all tenants
                                              of the Property shall equal 100%.
                                              In addition, Tenant's
                                              Proportionate Share is subject to
                                              adjustment in certain
                                              circumstances as described in
                                              Paragraphs 13.12 (b) and 13.12(c)
                                              below.

Base Monthly Rent:                            The term "Base Monthly Rent" shall
                                              mean the following:

                                              Period      Monthly Amount
                                              ------      --------------
                                              Months 1-6   $ 53,307.45

                                              Months 7-12  $106,614.90

                                              Commencing with Month 13 of the
                                              Lease Term and at the end of each
                                              12 month period thereafter, Base

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                                              Monthly Rent shall be increased at
                                              a rate of 3.0% per annum
                                              compounded.

Use: Installation, operation and maintenance of a data center or collocation facility, general office, other uses consistent with other uses at Corporate Technology Centre and any other uses as approved by Landlord in its sole and absolute discretion.

Exhibits:                                     The term "Exhibits" shall mean the
                                              Exhibits of this Lease which are
                                              described as follows:

                                              Exhibit "A" -Site Plan showing the
                                              Property and delineating the
                                              Building in which the Leased
                                              Premises are located.

                                              Exhibit "B" - Work Letter

                                              Exhibit "C" - Form of Tenant
                                              Estoppel Certificate

                                              Exhibit "D" - Form of Lease
                                              Commencement Date Certificate

                                              Exhibit "E"- Location of
                                              Equipment in Outside Areas


ARTICLE 2
LEASED PREMISES, TERM AND POSSESSION

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2.1  Demise Of Leased Premises. Landlord hereby leases to Tenant and Tenant hereby leases from Landlord for Tenant's own use in the conduct of Tenant's business and not for purposes of speculating in real estate, for the Lease Term and upon the terms and subject to the conditions of this Lease, that certain interior space described in Article 1 as the Leased Premises, reserving and excepting to Landlord the right to fifty percent (50%) of all assignment consideration and excess rentals as provided in Article 7 below. Tenant's lease of the Leased Premises, together with the appurtenant right to use the Outside Areas as described in Paragraph 2.2 below, shall he conditioned upon and be subject to the continuing compliance by Tenant with (i) all the terms and conditions of this Lease, (ii) all Laws governing the use of the Leased Premises and the Property, (iii) all Private Restrictions, easements and other matters now of public record respecting the use of the Leased Premises and Property, and
(iv) all reasonable rules and regulations from time to time established by Landlord.

2.2 Right To Use Outside Areas. As an appurtenant right to Tenant's right to the use and occupancy of the Leased Premises, Tenant shall have the right to use the Outside Areas in -conjunction with its use of the Leased Premises, subject to the limitations Set forth in Paragraph 4.10. Tenant's right to so use the Outside Areas shall be subject to the limitations on such use of the Leased Premises as set forth in Article 1 and shall terminate concurrently with any termination of this Lease.

2.3 Lease Commencement Date And Lease Term. The term of this Lease shall begin, and the Lease Commencement Date shall be deemed to have occurred, on that date which is six (6) months after Landlord's delivery to Tenant of the Building Shell in accordance with Paragraph 2.4, which is anticipated to be that date set forth in Article 1 (the "Lease Commencement Date"). The term of this Lease shall in all events end on the Lease Expiration Date (as Set forth in Article 1). The Lease Term shall be that period of time commencing on the Lease Commencement Date and ending on the Lease Expiration Date (the "Lease Term"). In the event that the Lease Commencement Date is on any date other than the date set forth in
Article 1 as the Lease Commencement Date, Landlord and Tenant agree to execute a Lease Commencement Date Certificate in the form attached as Exhibit D, setting forth the actual Lease Commencement Date as determined pursuant to this Paragraph 2.3.

2.4 Delivery Of Possession. Landlord shall deliver the Leased Premises to Tenant with the Building Shell (as defined below) substantially complete on the Effective Date of this Lease. Landlord shall complete the electrical service identified as Item 4 on Schedule I to the Work Letter (which shall not be deemed part of the Building Shell) within ninety (90) days after the Effective Date of this Lease. Tenant's obligation to pay Base Monthly Rent or Additional Rent shall not commence until the such electrical service is provided. If Landlord is unable to so deliver possession of the Building Shell to Tenant in the agreed condition on the dates specified, Landlord shall not be in default under this Lease, nor shall this Lease be void, voidable or cancelable by Tenant until the lapse of sixty (60) days after the Effective Date of this Lease (the "delivery grace period"). If Landlord is unable to deliver possession of the Leased Premises- in the agreed condition to Tenant within the described delivery grace period (including any extension thereof by reason of Force Majeure or the actions or inactions of Tenant), then Tenant's sole remedy shall be to terminate this Lease, and in no event shall Landlord be liable in damages to Tenant for such delay. Tenant may not terminate this Lease at any time after the date Landlord notifies Tenant that the Leased Premises have been put into the agreed condition and are available for delivery to Tenant, unless Landlord's notice is not given in good faith.

2.5 Performance Of Improvement Work. Landlord shall, pursuant to the work letter attached to and made a part of this Lease (the "Work Letter"), perform the work described as "Building Shell" substantially as Set forth in the Work Letter. Tenant shall, pursuant to the Work Letter, perform the work described as "Improvement Work" substantially as set forth in the Work Letter. During Tenant's construction of the Improvement Work, Tenant shall comply with all of the terms and conditions of this Lease (including, without limitation, all insurance requirements), provided that no Base Monthly Rent or Additional Rent shall be due prior to the Lease Commencement Date.

2.6  Surrender Of Possession.

     (a) Upon the expiration or upon the sooner termination of this Lease, Tenant shall remove all of Tenant's signs from the exterior of the Building and, subject to Section 6.2 below, shall remove all of Tenant's equipment, trade fixtures, furniture, supplies, wall decorations and other personal property from within the Leased Premises, the Building and the Outside Areas, and shall vacate and surrender the Leased Premises, the Building, the Outside Areas and the Property to Landlord in the same condition, broom clean, as existed at the time the Improvement Work was

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completed, reasonable wear and tear (and casualty, which is covered by Article
10) excepted. Tenant shall repair all damage to the Leased Premises, the exterior of the Building and the Outside Areas caused by Tenant's removal of Tenant's property. Tenant shall patch and refinish, to Landlord's reasonable satisfaction, all penetrations made by Tenant or its employees to the floor, walls or ceiling of the Leased Premises, whether such penetrations were made with Landlord's approval or not. Tenant shall repair or replace all stained or damaged ceiling tiles, wall coverings and floor coverings to the reasonable satisfaction of Landlord. Tenant shall repair all damage caused by Tenant to the exterior surface of the Building and the paved surfaces of the Outside Areas and, where necessary, replace or resurface same. Tenant shall, subject to
Section 6.2 below, remove all Specialized Improvements (as defined in the Work Letter) identified by Landlord pursuant to the Work Letter and shall repair all damage to the Leased Premises, the Building and the Property caused by the installation of the Specialized Improvements or their removal. In addition, and without limiting the foregoing, Landlord may requite that Tenant remove any improvements, alterations or modifications to the Leased Premises, the Building or the Outside Areas to the extent (a) Tenant made such improvements, alterations or modifications without Landlord's consent as permitted by Paragraph 6.1, and (b) Tenant either (1) failed to request a determination by Landlord at the time the improvements, alterations or modifications were made as to whether the improvements, alterations or modifications could remain the expiration or earlier termination of this Lease or (2) requested such determination and Landlord notified Tenant at that time that the improvements, alterations or modifications-must be removed at the expiration or earlier termination of the Lease.

  (b) If the Leased Premises, the Building, the Outside Areas and the Property are not surrendered to Landlord in the condition required by this paragraph at the expiration or sooner termination of this Lease, Landlord may, at Tenant's expense, so remove Tenant's signs, property and/or improvements not so removed and make such repairs and replacements not so made or hire, at Tenant's expense, independent contractors to perform such work. Tenant shall be liable to Landlord for all costs incurred by Landlord in returning the Leased Premises, the Building and the Outside Areas to the required condition, together with interest on all costs so incurred from the date paid by Landlord at the then maximum rate of interest not prohibited or made usurious by law until paid. Tenant shall pay to Landlord the amount of all costs so incurred plus such interest thereon, within ten (10) days of Landlord's billing Tenant for same. Tenant shall indemnify Landlord against loss or liability resulting from delay by Tenant in surrendering the Leased Premises, including, without limitation, any claims made by any succeeding Tenant or any losses to Landlord with respect to lost opportunities to lease to succeeding tenants.

ARTICLE 3
RENT, LATE CHARGES AND SECURITY DEPOSITS

3.1 Base Monthly Rent. Commencing on the Lease Commencement Date (as determined pursuant to Paragraph 2.3 above) and continuing throughout the Lease Term, Tenant shall pay to Landlord, without prior demand therefor, in advance on the first day of each calendar month, the amount set forth as "Base Monthly Rent" in
Article 1 (the "Base Monthly Rent"). In no event shall Base Monthly Rent payments commence prior to the date Landlord delivers to Tenant the Building Shell in accordance with the terms of this Lease.

3.2 Additional Rent. Commencing on the Lease Commencement Date (as determined pursuant to Paragraph 2.3 above) and continuing throughout the Lease Term, in addition to the Base Monthly Rent and to the extent not required by Landlord to be contracted for and paid directly by Tenant, Tenant shall pay to Landlord as additional rent (the "Additional Rent") the following amounts:

       (a) An amount equal to all Property operating Expenses (as defined in Article 13) incurred by Landlord. Landlord shall deliver to Tenant Landlord's reasonable estimate of any given expense (such as Landlord's Insurance Costs or Real Property Taxes), or group of expenses, which it anticipates will be paid or incurred for the ensuing calendar or fiscal year, as Landlord may determine, and Tenant shall pay to Landlord an amount equal to the estimated amount of such expenses for such year in equal monthly installments during such year with the installments of Base Monthly Rent. Landlord reserves the right to change from time to time (but not more frequently than once per year) the methods of billing Tenant for any given expense or group of expenses or the periodic basis on which such expenses are billed.

       (b) Landlord's share of the consideration received by Tenant upon certain assignments and sublettings as required by Article 7.

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       (c) Any legal fees and costs that Tenant is obligated to pay or reimburse to Landlord pursuant to Article 13; and

       (d) Any other charges or reimbursements due Landlord from Tenant pursuant to the terms of this Lease.

Notwithstanding the foregoing, Landlord may elect by written notice to Tenant to have Tenant pay Real Property Taxes or any portion thereof directly to the applicable taxing authority, in which case Tenant shall make such payments and deliver satisfactory evidence of payment to Landlord no later than ten (10) days before such Real Property Taxes become delinquent.

Tenant may cause an audit of Landlord's books and records to determine the accuracy of Landlord's billings for Property Operating Expenses under this Lease, provided Tenant commences such audit within sixty (60) days after Tenant's receipt of the year-end statement described in Section 3.3 below setting forth the annual reconciliation of the Property Operating Expenses. If such audit reveals that the actual Property Operating Expenses for any given year were less than the amount that Tenant paid for Property Operating Expenses for any such year, then Landlord shall pay to Tenant the excess. If such audit reveals a discrepancy of more than three (3%) percent of the actual amount of any Property Operating Expenses charges, then Landlord shall pay the cost of the audit.

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3.3  Year-End Adjustments. If Landlord shall have elected to bill Tenant for:
the Property Operating Expenses (or any group of such expenses) on an estimated basis in accordance with the provisions of Paragraph 3.2(a)(iii) above, Landlord shall furnish to Tenant within three months following the end of the applicable calendar or fiscal year, as the case may be, a statement setting forth (i) the amount of such expenses paid or incurred during the just ended calendar or fiscal year, as appropriate, and (ii) the amount that Tenant has paid to Landlord for credit against such expenses for such period. If Tenant shall have paid more than its obligation for such expenses for the stated period, Landlord shall, at its election, either (i) credit the amount of such overpayment toward the next ensuing payment or payments of Additional Rent that would otherwise be due or (ii) refund in cash to Tenant the amount of such overpayment. If such year-end statement shall show that Tenant did not pay its obligation for such expenses in full, then Tenant shall pay to Landlord the amount of such underpayment within thirty (30) days from Landlord's billing of same to Tenant. The provisions of this Paragraph shall survive the expiration or sooner termination of this Lease.

3.4 Late Charge, And Interest On Rent In Default. Tenant acknowledges that the late payment by Tenant of any monthly installment of Base Monthly Rent or any Additional Rent will cause Landlord to incur certain costs and expenses not contemplated under this Lease, the exact amounts of which are extremely difficult or impractical to fix. Such costs and expenses will include without limitation, administration and collection Costs and processing and accounting expenses. Therefore, if any installment of Base Monthly Rent is not received by Landlord from Tenant within ten (10) calendar days after the same becomes due, Tenant shall immediately pay to Landlord slate charge in an amount equal to the amount set forth in Article 1 as the "Late Charge Amount," and if any Additional Rent is not received by Landlord within ten (10) calendar days after same becomes due, Tenant shall immediately pay to Landlords late charge in an amount equal to 5% of the Additional Rent not so paid. Landlord and Tenant agree that this late charge represents a reasonable estimate of such Costs and expenses and is fair compensation to Landlord for the anticipated loss Landlord would suffer by reason of Tenant's failure to make timely payment. In no event shall this provision for a late charge be deemed to grant to Tenant a grace period or extension of time within which to pay any rental installment or prevent Landlord from exercising any right or remedy available to Landlord upon Tenant's failure to pay each rental installment due under this Lease when due, including the right to terminate this Lease. If any rent remains delinquent for a period in excess of ten (10) calendar days, then, in addition to such late charge, Tenant shall pay to Landlord interest on any rent that is not so paid from said tenth
(10th) day at the then maximum rate of interest not prohibited or made usurious by Law until paid.

3.5 Payment Of Rent. Except as specifically provided otherwise in this Lease, all rent shall be paid in lawful money of the United States, without any abatement, reduction or offset for any reason whatsoever, to Landlord at such address as Landlord may designate from time to time. Tenant's obligation to pay Base Monthly Rent and all Additional Rent shall be appropriately prorated at the commencement and expiration of the Lease Term. The failure by Tenant to pay any Additional Rent as required pursuant to this Lease when due shall be treated the same as a failure by Tenant to pay Base Monthly Rent when due, and Landlord shall have the same rights and remedies against Tenant as Landlord would have had Tenant failed to pay the Base Monthly Rent when due.

3.6 Prepaid Rent. Tenant shall, upon execution of this Lease, pay to Landlord the amount set forth in Article 1 as "First Month's Prepaid Rent" as prepayment of rent for credit against the first payment of Base Monthly Rent due hereunder.

3.7 Security Deposit. Tenant has deposited or shall deposit with Landlord the amount Set forth in Article 1 as the "Security Deposit" as security for the performance by Tenant of the terms of this Lease to be performed by Tenant, and not as prepayment of rent.

        (a) Landlord may apply such portion or portions of the Security Deposit as are reasonably necessary for the following purposes: (i) to remedy any default by Tenant in the payment of Base Monthly Rent or Additional Rent or a late charge or interest on defaulted rent, or any other monetary payment obligation of Tenant under this Lease; (ii) to repair damage to the Leased Premises, the Building or the Outside Areas caused or permitted to occur by Tenant; (iii) to clean and restore and repair the Leased Premises, the Building or the Outside Areas following their surrender to Landlord if not surrendered in the condition required pursuant to the provisions of Article 2, and (iv) to remedy any other default of Tenant to the extent permitted by Law including, without limitation, paying in full on Tenant's behalf any sums claimed by materialmen or contractors of Tenant to be owing to them by Tenant for work done or improvements made at Tenant's request to the Leased Premises. In this regard, Tenant hereby waives any restriction on the uses to which the Security Deposit may be applied as contained in Section 1950.7(c) of the

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California Civil Code and/or any successor Statute. In the event the Security
Deposit or any portion thereof is so used, Tenant shall pay to Landlord, promptly upon demand, an amount in cash Sufficient to restore the Security Deposit to the full original sum. If Tenant fails to promptly restore the Security Deposit and if Tenant shall have paid to Landlord any sums as "Last Month's Prepaid Rent," Landlord may, in addition to any other remedy Landlord may have under this Lease, reduce the amount of Tenant's Last Month's Prepaid Rent by transferring all or portions of such Last Month's Prepaid Rent to Tenant's Security Deposit until such Security Deposit is restored to the amount set forth in Article 1. Landlord shall not be deemed a trustee of the Security Deposit. Landlord may use the Security Deposit in Landlord's ordinary business and shall not be required to segregate it from Landlord's general accounts. Tenant shall not be entitled to any interest on the Security Deposit. If Landlord transfers the Building or the Property during the Lease Term, Landlord may pay the Security Deposit to any subsequent owner in conformity with the provisions of Section 1950.7 of the California Civil Code and/or any successor statute, in which event the transferring landlord shall be released from all liability for the return of the Security Deposit. Tenant specifically grants to Landlord (and Tenant hereby waives the provisions of California Civil Code
Section 1950.7 to the contrary) a period of forty five (45) days following a surrender of the Leased Premises by Tenant to Landlord within which to inspect the Leased Premises, obtain cost estimates for required restorations and repairs, receive and verily workmen's billings therefor, and prepare a final accounting with respect to the Security Deposit. In no event shall the Security Deposit or any portion thereof, be considered prepaid rent.

     (b) Provided that Tenant is not then in default beyond any applicable notice and cure period under this Lease (and has not been in default beyond any applicable notice and cure period more than three (3) times during the Term of this Lease), the Security Deposit shall be reduced by an amount equal to one hundred forty four thousand ($144,000) commencing on the first day of the thirteenth month of the Lease Term, and on each anniversary of such day, until such time as the Security Deposit is equal to two (2) months' Base Monthly Rent (determined based on the Base Monthly Rent payable at the time of such final reduction).

     (c) Notwithstanding clause (b) above, in the event Tenant records a profit for two consecutive quarters (as shown on its quarterly financial statements prepared in accordance with generally accepted accounting principles), and provided that Tenant is not then in default beyond any applicable notice and cure period under this Lease (and has not been in default beyond any applicable notice and cure period more than three (3) times during the Term of this Lease), the Security Deposit shall be reduced to an amount equal to one (1) month's Base Monthly Rent (determined based on the Base Monthly Rent payable at the time of such reduction).

     (d) Notwithstanding clauses (b) and (c) above, in the event Tenant achieves a "BB" credit rating from Standard & Poors, Moody's, or another rating agency reasonably acceptable to Landlord, and provided that Tenant is not then in default beyond any applicable notice and cure period under this Lease (and has not been in default beyond any applicable notice and cure period more than three
(3) times during the Term of this Lease), the Security Deposit shall be reduced to an amount equal to one (I) month's Base Monthly Rent (determined based on the Base Monthly Rent payable at the time of such reduction).

     (e) Tenant may elect to maintain the Security Deposit in the form of a letter of credit ("Letter of Credit") in lieu of cash, provided the following conditions are met: The Letter of Credit shall be issued by and drawable upon the Santa Clara office of Silicon Valley Bank. The Letter of Credit shall be in a form acceptable to Landlord, name Landlord as beneficiary, be in the amount of the Security Deposit, have a term of not less than one (1) year, permit multiple drawings, be fully transferable by Landlord and otherwise be substantially in the form of Exhibit F attached hereto.. If upon any transfer, any fees or charges shall be imposed, then such fees or charges shall be payable solely by Landlord and the Letter of Credit shall so specify. Tenant shall not less than thirty (30) days prior to its expiry date replace the Letter of Credit with a new Letter of Credit with a term of not less than one (1) year and otherwise complying with the requirements of this Paragraph 3(e). If not later than thirty
(30) days prior to the expiry date of the Letter of Credit Tenant fails to furnish to Landlord a replacement letter of credit in accordance with the terms of this Paragraph 3(e), then Landlord shall have the right to draw the full amount of the Letter of Credit, by sight draft on the Issuing Bank, and shall hold the proceeds of the Letter of Credit pursuant to the terms of this Paragraph 3(e) as a cash security deposit; provided, however, should Tenant thereafter furnish to Landlord a Letter of Credit meeting the requirements of this Paragraph 3(e), such cash proceeds, less all expenses incurred by Landlord, shall be returned to Tenant. The Letter of Credit may, at Tenant's Option, be replaced by a different Letter of Credit from a different issuing bank, provided that the form of such replacement Letter of Credit shall be acceptable to Landlord in

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Landlord's sole discretion, and such issuing bank shall be acceptable to
Landlord in Landlord's reasonable discretion.

ARTICLE 4
USE OF LEASED PREMISES AND OUTSIDE AREA

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4.1  Permitted Use.  Tenant shall be entitled to use the Leased Premises twenty-
four (24) hours a day, seven (7) days a week, solely for the Permitted Use" as set forth in Article 1 and for no other purpose whatsoever. Tenant shall have the right to vacate the Leased Premises at any time during the Term of this Lease, provided Tenant maintains the Leased Premises in a clean and safe condition as if fully occupied and as otherwise required by the terms of this Lease. Tenant shall have no right of access, use or occupancy of the Building roof except as expressly permitted herein.

4.2 General Limitations On Use. Tenant shall not do or permit anything to be done in or about the Leased Premises, the Building, the Outside Areas or the Property which does or could (i) jeopardize the structural integrity of the Building or (ii) cause damage to any part of the Leased Premises, the Building, the Outside Areas or the Property. Tenant shall not operate any equipment within the Leased Premises which does or could (i) injure, vibrate or shake the Leased Premises or the Building, (ii) damage the operation of any electrical, plumbing, heating, ventilating or air conditioning systems within or servicing the Leased Premises or the Building, or (iii) damage or impair the efficient operation of the sprinkler system (if any) within or servicing the Leased Premises or the Building. Tenant shall not install any equipment or antennas on or make any penetrations of the exterior walls or roof of the Building, and shall not affix any equipment to or make any penetrations or cuts in the floor, ceiling, walls or roof of the Leased Premises except as expressly set forth herein. Tenant shall not place any loads upon the floors, walls, ceiling or roof systems which could endanger the structural integrity of the Building or damage its floors, foundations or supporting structural components. Tenant shall not place any explosive, flammable or harmful fluids or other waste materials in the drainage Systems of the Leased Premises, the Building, the Outside Areas or the Property. Tenant shall not drain or discharge any fluids in the landscaped areas or across the paved areas of the Property. Tenant shall not commit nor permit to be committed any waste in or about the Leased Premises, the Building, the Outside Areas or the Property.

4.3 Noise And Emissions. All noise generated by Tenant in its use of the Leased Premises shall be confined or muffled so that it does not unreasonably interfere with the businesses of the occupants and/or users of adjacent properties. All dust, fumes, odors and other emissions generated by Tenant's use of the Leased Premises shall be sufficiently dissipated in accordance with sound environmental practice and exhausted from the Leased Premises in such a manner so as not to unreasonably interfere with the businesses of the occupants and/or users of adjacent properties, or cause any damage to the Leased Premises, the Building, the Outside Areas or the Property or any component part thereof or the property of adjacent property owners.

4.4 Trash Disposal. Tenant shall provide trash bins or other adequate garbage disposal facilities within the trash enclosure areas provided or permitted by Landlord outside the Leased Premises sufficient for the interim disposal of all of its trash, garbage and waste. All such trash, garbage and waste temporarily stored in such areas shall be stored in such a manner so that it is not visible from outside of such areas, and Tenant shall cause such trash, garbage and waste to be regularly removed from the Property. Tenant shall keep the Leased Premises and the Outside Areas in a clean, safe and neat condition free and clear of all of Tenant's trash, garbage, waste and/or boxes, pallets and containers containing same at all times.

4.5 Parking. Tenant, at no additional cost, shall have the non-exclusive use of twenty (20) parking spaces located in the Outside Areas. In the event the Leased Premises are converted to general office use, thereafter Tenant shall have the use, during the hours of 8:00 a.m. to 5:30 p.m. only, of Tenant's Proportionate Share of parking spaces on the Property, less the number of parking spaces used for the Equipment (as defined in Paragraph 4.10). Tenant agrees to assume responsibility for compliance by its employees and invitees with the reasonable and uniformly applied parking provisions contained herein. If Tenant or its employees park any vehicle within the Property in violation of these provisions, then Landlord may, upon prior written notice to Tenant giving Tenant one (1) day (or any applicable statutory notice period, if longer than one (1) day) to remove such vehicle(s), in addition to any other remedies Landlord may have under this Lease, charge Tenant, as Additional Rent, and Tenant agrees to pay, as Additional Rent, One Hundred Dollars ($100) per day for each day or partial day that each such vehicle is so parked within the Property. Landlord reserves the right to grant easements and access rights to others for use of the parking areas on the Property, provided that such grants do not materially interfere with Tenant's use of the parking areas.

4.6 Signs. Except for business identification signs as provided in Paragraph 4.6, Tenant shall not place or install on or within any portion of the Leased Premises, the exterior of the Building, the Outside Areas or the Property any sign, advertisement, banner, placard, or picture which is visible from the exterior of the Leased Premises. Tenant shall not place or install on or within any portion of the Leased Premises, the exterior of the Building, the Outside Areas or the Property any business identification sign which is visible from the exterior of the Leased Premises until Landlord shall have approved in writing and in its sole discretion the location, size, content, design, method of attachment and material to be used in the making of such sign. Notwithstanding the foregoing, Tenant shall have the right to install business identification signage on one-half of any monument signage for the Building or one-half of available Building signage, subject to Landlord's prior reasonable approval and all requirements of the City of San Jose. Any sign, once approved by Landlord, shall be installed at Tenant's sole cost and expense and only in strict compliance with Landlord's approval, using a person reasonably approved by Landlord to install same. Landlord may remove any signs (which have not been approved in writing by Landlord), advertisements, banners, placards or pictures so placed by Tenant on or within the Leased Premises, the exterior of the Building, the Outside Areas or the Property and charge to Tenant the cost of such removal, together with any coats incurred by Landlord to repair any damage caused thereby, including any cost incurred to restore the surface (upon which such sign was so affixed) to its original condition. Tenant shall remove all of Tenant's signs, repair any damage caused thereby, and restore the surface upon which the sign was affixed to its original condition, all to Landlord's reasonable satisfaction, upon the termination of this Lease.

4.7 Compliance With Laws And Private Restrictions. Tenant shall abide by and shall promptly observe and comply with, at its sole cost and expense, all Laws and Private Restrictions respecting the use and occupancy of the Leased Premises, the Building, the Outside Areas or the Property including, without limitation, all Laws governing the use and/or disposal of hazardous materials, and shall defend with competent counsel, indemnify and hold Landlord harmless from any claims, damages or liability resulting from Tenant's failure to so abide, observe, or comply. Tenant's obligations hereunder shall survive the expiration or sooner termination of this Lease.

4.8 Compliance With Insurance Requirements. With respect to any insurance policies required or permitted to be carried by Landlord in accordance with the provisions of this Lease, Tenant shall not conduct nor permit any other person to conduct any activities nor keep, store or use (or allow any other person to keep, store or use) any item or thing within the Leased Premises, the Building, the Outside Areas or the Property which (i) is prohibited under the terms of any such policies, (ii) could result in the termination of the coverage afforded under any of such policies, or (iii) could give to the insurance carrier the right to cancel any of such policies. Tenant shall comply with all requirements of any insurance company, insurance underwriter, or Board of Fire Underwriters which are necessary to maintain, at standard rates, the insurance coverages carried by either Landlord or Tenant pursuant to this Lease, provided such compliance does not prohibit the Permitted Use by Tenant of the Leased Premises. Tenant shall be solely responsible for the payment of any increase in insurance rates caused by Tenant or its activities within the Leased Premises, the Building, the Outside Areas or the Property.

4.9 Landlord's Right To Enter. Landlord and its agents shall have the right to enter the Leased Premises during normal business hours after giving Tenant twenty-four (24) hours prior notice (except in the event of an emergency, when no notice shall be required) and subject to Tenant's reasonable security measures for the purpose of (i) inspecting the same; (ii) showing the Leased Premises to prospective purchasers, mortgagees or tenants; (iii) making necessary alterations, additions or repairs; and (iv) performing any of Tenant's obligations when Tenant has failed to do so. Landlord shall have the right to enter the Leased premises during normal business hours (or as otherwise agreed), subject to Tenant's reasonable security measures, for purposes of supplying any maintenance or services agreed to be supplied by Landlord. Landlord shall have the right to enter the Outside Areas during normal business hours for purposes of (i) inspecting the exterior of the Building and the Outside Areas; (ii) posting notices of nonresponsibility (and for such purposes Tenant shall provide Landlord at least thirty days' prior written notice of any work to be performed on the Leased Premises); and (iii) supplying any services to be provided by Landlord. Any entry into the Leased Premises or the Outside Areas obtained by Landlord in accordance with this paragraph shall not under any circumstances be construed or deemed to be a forcible or unlawful entry into, or a detainer of; the Leased Premises, or an eviction, actual or constructive of Tenant from the Leased Premises or any portion thereof.

4.10 Use Of Outside Areas. Except as expressly permitted by this Paragraph 4.15, Tenant shall use the Outside Areas solely for the purposes for which they were designated and intended and for no other purposes whatsoever, and shall not use any of the Outside Areas for the storage of its materials, supplies, inventory or equipment.

        (a) Tenant shall be permitted to install in the Outside Areas behind the Building (in the locations depicted on the plan attached as Exhibit E) security cameras, concrete bollards, three (3) HVAC towers and pumps, transformers, three
(3) emergency generators, and above-ground or under-ground fuel tanks up to a collective maximum capacity of 20,000 gallons to serve such generators (collectively, the Equipment"), which Equipment shall be installed in accordance with the terms of the Work Letter (including, without limitation, the requirements to obtain Landlord's prior reasonable approval of all plans and specifications therefor). Any fuel tanks shall be installed with the best containment mechanisms available (as approved by Landlord in its reasonable discretion), and otherwise in compliance all Laws. All Equipment shall be screened, sound-proofed, and shall have secondary containment mechanisms (where applicable). Any Concrete bollards shall be installed in a manner that does not interfere with other tenants' use of or access to the Building (as determined by Landlord in its reasonable discretion).

        (b) Tenant, in its use of the Outside Areas, shall at all times keep the Outside Areas in a safe condition free and clear of all materials, equipment, debris, trash (except within existing enclosed trash areas), inoperable vehicles, and other items which are not specifically permitted by Landlord to be stored or located thereon by Tenant. If, in the opinion of Landlord, unauthorized persons are using any of the Outside Areas by reason of, or under claim of; the express or implied authority or consent of Tenant, then Tenant, upon demand of Landlord, shall restrain, to the fullest extent then allowed by Law, such unauthorized use, and shall initiate such appropriate proceedings as may be required to so restrain such use.

4.11 Environmental Protection. Tenant's obligations under this Paragraph 4.1 1 shall survive the expiration or termination of this Lease.

        (a) As used herein, the term "Hazardous Materials" shall mean any toxic or hazardous substance, material or waste or any pollutant or infectious or radioactive material, including but not limited to those substances, materials or wastes regulated now or in the future under any of the following statutes or regulations and any and all of those substances included within the definitions of "hazardous substances," "hazardous materials," "hazardous waste," "hazardous chemical substance or mixture, imminently hazardous chemical substance or mixture, toxic substances," "hazardous air pollutant," "toxic pollutant," or "solid waste" in the (a) Comprehensive Environmental Response, Compensation and Liability Act of 1990 ("CERCLA" or "Superfund"), as amended by the Superfund Amendments and Reauthorization Act of 1986 ("SARA"), 42 U.S.C. (S) 9601 et seq.,
(b) Resource Conservation and Recovery Act of 1976 ("RCRA"), 42 U.S.C. (S) 6901 et seq., (c) Federal Water Pollution Control Act ("FSPCA"), 33 U.S.C. (S) 1251 et seq., (d) Clean Air Act ("CAA"), 42 U.S.C. (S) 7401 et seq., (e) Toxic Substances Control Act ("TSCA"), 14 U.S.C. (S)2601 et seq., (f) Hazardous Materials Transportation Act, 49 U.S.C. (S) 1801, et seq., (g) Carpenter-Presley-Tanner-Hazardous Substance Account Act ("California Superfund"), Cal. Health & Safety Code (S) 25300 et seq., (h) California Hazardous Waste Control Act, Cal. Health & Safety code (S) 25100 et seq., (i) Porter-Cologne Water Quality Control Act ("Porter-Cologne Act"), Cal. Water Code
(S) 13000 et seq., (j) Hazardous Waste Disposal Land Use Law, Cal. Health & Safety codes (S) 25220 et seq., (k) Safe Drinking Water and Toxic Enforcement Act of 1986 ("Proposition 65"), Cal. Health & Safety code (S) 25249.5 et seq.,
(l) Hazardous Substances Underground Storage Tank Law, Cal. Health & Safety code
(S) 25280 et seq., (m) Air Resources Law, Cal. Health & Safety Code (S) 39000 et seq., and (n) regulations promulgated pursuant to said laws or any replacement thereof, or as similar terms are defined in the federal, state and local laws, Statutes, regulations, orders or rules. Hazardous Materials shall also mean any and all other biohazardous wastes and substances, materials and wastes which are, or in the future become, regulated under applicable Laws for the protection of health or the environment, or which are classified as hazardous or toxic substances, materials or wastes, pollutants or contaminants, as defined, listed or regulated by any federal, state or local law, regulation or order or by common law decision, including, without limitation, (i) trichloroethylene, tetrachloroethylene, perchloroethylene and other chlorinated solvents, (ii) any petroleum products or fractions thereof, (iii) asbestos, (iv) polychlorinted biphenyls, (v) flammable explosives, (vi) urea formaldehyde, (vii) radioactive materials and waste, and (viii) materials and wastes that are harmful to or may threaten human health, ecology or the environment.

        (b) Notwithstanding anything to the contrary in this Lease, Tenant, at its sole cost, shall comply with all Laws relating to the storage, use and disposal of Hazardous Materials; provided however; that Tenant shall not be responsible for contamination of the Leased Premises by Hazardous Materials existing as of the date the Building Shell is delivered to Tenant unless caused by Tenant. Landlord represents and warrants that it has no actual knowledge of Hazardous Materials contamination at the Property as of the date hereof, except as may be set forth in any environmental assessment reports provided to Tenant. Tenant shall not store, use or dispose of any Hazardous Materials except for those Hazardous Materials listed in a Hazardous Materials management plan ("HMMP") which Tenant shall deliver to Landlord upon execution of this Lease and update at least annually with Landlord ("Permitted Materials") which may be used, stored and disposed of provided (i) such Permitted Materials are used, stored, transported, and disposed of in strict compliance with applicable laws,
(ii) such Permitted Materials shall be limited to the materials listed on and may be used only in the quantities specified in the HMMP, and (iii) Tenant shall provide Landlord with copies of all material safety data sheets and other documentation required under applicable Laws in connection with Tenant's use of Permitted Materials as and when such documentation is provided to any regulatory authority having jurisdiction. In no event shall Tenant cause or permit to be discharged into the plumbing or sewage system of the Building or onto the land underlying or adjacent to the Building any Hazardous Materials. Subject to the requirements herein, Tenant shall be permitted to install lead, acid or gel batteries within the Leased Premises provided such batteries are sealed and self-contained. Tenant shall be solely responsible for and shall defend, indemnify, and hold Landlord and its agents harmless from and against all claims, costs and liabilities, including attorneys' fees and costs, arising out of or in connection with Tenant's storage, use and/or disposal of Hazardous Materials the Leased Premises, the Building and/or the Property. If the presence of Hazardous Materials on the Leased Premises, the Building and/or the Property caused or permitted by Tenant results in contamination or deterioration of water or soil, then Tenant shall promptly take any and all action necessary to clean up such contamination, but the foregoing shall in no event be deemed to constitute permission by Landlord to allow the presence of such Hazardous Materials. At any time prior to the expiration of the Lease Term if Tenant has a reasonable basis to suspect that there has been any release or the presence of Hazardous Materials in the ground or groundwater on the Leased Premises which did not exist upon commencement of the Lease Term, Tenant shall have the right to conduct appropriate tests of water and soil and to deliver to Landlord the results of such tests to demonstrate that no contamination in excess of permitted levels has occurred as a result of Tenant's use of the Leased Premises. Tenant shall further be solely responsible for, and shall defend, indemnify, and hold Landlord and its agents harmless from and against all claims, costs and liabilities, including attorneys' fees and costs, arising out of or in connection with any removal, cleanup and restoration work and materials required hereunder to return the Property to its condition existing prior to the appearance of the Hazardous Materials. Tenant shall not be responsible for any Hazardous Materials contamination caused by Landlord or Landlord's agents or employees.

        (c) Upon termination or expiration of the Lease, Tenant at its sole expense shall cause all Hazardous Materials placed in or about the Leased Premises, the Building and/or the Property by Tenant, its agents, contractors, or invitees, and all installations (whether interior or exterior) made by or on behalf of Tenant relating to the storage, use, disposal or transportation of Hazardous Materials to be removed from the property and transported for use, storage or disposal in accordance and compliance with all Laws and other requirements respecting Hazardous Materials used or permitted to be used by Tenant. Tenant shall apply for and shall obtain from all appropriate regulatory authorities (including any applicable fire department or regional water quality control board) all permits, approvals and clearances necessary for the closure of the Property and shall take all other actions as may be required to complete the closure of the Building and the Property. In addition, prior to vacating the Leased Premises, Tenant shall undertake and submit to Landlord an environmental site assessment from an environmental consulting company reasonably acceptable to Landlord which site assessment shall evidence Tenant's compliance with this Paragraph 4.11.

        (d) At any time prior to expiration of the Lease Term, subject to reasonable prior notice (not less than forty-eight (48) hours) and Tenant's reasonable security requirements and provided such activities do not unreasonably interfere with the conduct of Tenant's business at the Leased Premises, Landlord shall have the right to enter in and upon the Property, Building and Leased Premises in order to conduct appropriate tests of water and soil to determine whether levels of any Hazardous Materials in excess of legally permissible levels has occurred as a result of Tenant's use thereof. Landlord shall furnish copies of all such test results and reports to Tenant and, at Tenant's option and cost, shall permit split sampling for testing and analysis by Tenant. Such testing shall be at Tenant's expense if Landlord has a reasonable basis for suspecting and confirms the presence of Hazardous Materials in the soil or surface or ground water in, on, under, or about the Property, the Building or the Leased Premises, which has been caused by or resulted from the activities of Tenant, its agents, contractors, or invitees.

        (e) Landlord may voluntarily cooperate in a reasonable manner with the efforts of all governmental agencies in reducing actual or potential environmental damage. Tenant shall not be entitled to terminate this Lease or to any reduction in or abatement of rent by reason of such compliance or cooperation. Tenant agrees at all times to cooperate fully with the requirements of governmental agencies regulating, or otherwise involved in, the protection of the environment.

4.12 Rules And Regulations. Landlord shall have the right from time to time to establish reasonable rules and regulations and/or amendments or additions thereto respecting the use of the Leased Premises and the Outside Areas for the care and orderly management of the Property. Upon delivery to Tenant of a copy of such rules and regulations or any amendments or additions thereto, Tenant shall comply with such rules and regulations, provided that such rules and regulations are uniformly applied to all tenants in the Building. A violation by Tenant of any of such rules and regulations shall constitute a default by Tenant under this Lease. If there is a conflict between the rules and regulations and any of the provisions of this Lease, the provisions of this Lease shall prevail. Landlord shall not be responsible or liable to Tenant for the violation of such rules and regulations by any other tenant of the Property.

4.13 Reservations. Landlord reserves the right from time to time to grant, without the consent or joinder of Tenant, such easements, rights of way and dedications over the Property that Landlord deems necessary, and to cause the recordation of parcel maps and restrictions, so long as such easements, rights of way and dedications do not materially and adversely affect Tenant's use of the Leased Premises or Outside Areas. Tenant agrees to execute any documents reasonably requested by Landlord to effectuate any such easement rights, dedications, maps or restrictions.

4.14 Roof. Notwithstanding any provision of this Lease to the contrary, Landlord hereby reserves to itself and its designees rights of access, use and occupancy of the Building roof, and Tenant shall have no right of access, use or occupancy of the Building roof except as permitted herein and except to the extent required in order to enable Tenant to perform Tenant's maintenance and repair obligations pursuant to this Lease. Subject to Tenant's restoration and repair obligations under Paragraph 2.6, Tenant shall have the right to install two (2) receiving antennas and one (I) two foot microwave dish on the roof of the Building in a location reasonably designated by Landlord (recognizing the concurrent use of Landlord and any other tenant of the Building) provided such antennas are adequately screened. With Landlord's prior written consent (which shall not be unreasonably withheld), Tenant, for its own use and use by its customers, may install other equipment on the roof of the Building so. long as such equipment is the normal and customary type of equipment related to normal and customary operation of the Building, such as HVAC units. Landlord agrees to use commercially reasonable efforts to prohibit any use of the Building roof which would damage Tenant's equipment on the Building roof and in the Leased Premises. Landlord may permit any other tenant of the Building to install on the Building roof equipment of the same type and character and with the same capacity as the equipment maintained by Tenant on the Building roof.

ARTICLE 5
REPAIRS, MAINTENANCE, SERVICES AND UTILITIES

5.1 Repair And Maintenance. Except in the case of damage to or destruction of the Leased Premises, the Building, the Outside Areas or the Property caused by an act of God or other peril, in which case the provisions of Article 10 shall control, the parties shall have the following obligations and responsibilities with respect to the repair and maintenance of the Leased Premises, the Building, the Outside Areas, and the Property.

        (a) Tenant's Obligations. Tenant shall, at all times during the Lease Term and at its sole cost and expense, regularly clean and continuously keep and maintain in good order, condition and repair the Leased Premises and every part thereof including, without limiting the generality of the foregoing, (i) all interior walls, floors and ceilings, (ii) all windows, doors and skylights,
(iii) all electrical wiring, conduits, connectors and fixtures, (Iv) all plumbing, pipes, sinks, toilets, faucets and drains, (v) all lighting fixtures, bulbs and lamps and all heating, ventilating and air conditioning equipment, and
(vi) all entranceways to the Leased Premises. Tenant, if requested to do so by Landlord, shall hire, at Tenant's sole cost and expense, a licensed heating, ventilating and air conditioning contractor to regularly and periodically (not less frequently than every three months) inspect and perform required maintenance on the heating, ventilating and air conditioning equipment and systems serving the Leased Premises, or alternatively, Landlord may, at its election (if Landlord determines in its reasonable discretion that Tenant is not adequately maintaining the heating, ventilating and air conditioning equipment and systems serving the Leased Premises), contract in its own name for such regular and periodic inspections of and maintenance on such heating, ventilating and air conditioning equipment and systems and charge to Tenant, as Additional Rent, the cost thereof. Tenant shall, at its sole cost and expense, repair all damage to the Leased Premises, the Building, the Outside Areas or the Property caused by the activities of Tenant, its employees, invitees or contractors promptly following written notice from Landlord to so repair such damages. If Tenant shall fail to perform the required maintenance or fail to make repairs required of it pursuant to this paragraph within a reasonable period of time following notice from Landlord to do so, then Landlord may, at its election and without waiving any other remedy it may otherwise have under this Lease or St law, perform such maintenance or make such repairs and charge to Tenant, as Additions Rent, the costs so incurred by Landlord for same. All glass within or a part of the Leased Premises, both interior and exterior, is at the sole risk of Tenant and any broken glass shall promptly be replaced by Tenant at Tenant's expense with glass of the same kind, size and quality. Tenant may contract directly with a janitorial service company for the cleaning of the Leased Premises.

        (b) Landlord's Obligation. Landlord shall, at all times during the Lease Term, maintain in good condition and repair the foundation, roof structure, load-bearing exterior walls of the Building, and the Outside Areas including the parking areas and landscaping; provided that nothing contained herein shall require Landlord to maintain any equipment installed by Tenant In the Outside Areas. Landlord shall regularly and periodically sweep and clean the driveways and parking areas. So long as there is more than one tenant in the Building, Landlord shall maintain the Common Areas of the Building including restroom supplies and janitor service during the times and in the manner that such services are customarily furnished in comparable buildings in the area; provided that in no event shall Landlord be obligated to furnish janitor service on Saturdays, Sundays, or legal holidays. Landlord shall hire a licensed roofing contractor to regularly and periodically (not less frequently than every three months) inspect and perform required maintenance on the roof of the Building, and charge to Tenant, as Additional Rent, the cost thereof The provisions of this subparagraph (b) shall in no way limit the right of Landlord to charge to Tenant, as Additional Rent pursuant to Article 3 (to the extent permitted pursuant to Article 3), the costs incurred by Landlord in performing such maintenance and/or making such repairs.

5.2 Utilities. Tenant shall arrange at its sole cost and expense and in its own name, for the supply of gas and electricity to the Leased Premises. In the event that electricity is not separately metered, Landlord shall cause such meters to be installed at Landlord's sole cost and expense. Landlord shall maintain the water meter(s) in its own name; provided, however, that if at any time during the Lease Term Landlord shall require Tenant to put the water service in Tenant's name, Tenant shall do So at Tenant's sole cost. Tenant shall be responsible for determining if the local supplier of water, gas and electricity can supply the needs of Tenant and whether or not the existing water, gas and electrical distribution systems within the Building and the Leased Premises are adequate for Tenant's needs. Tenant shall be responsible for determining if the existing sanitary and storm sewer systems now servicing the Leased Premises and the Property are adequate for Tenant's needs. Tenant shall pay all charges for water, gas, electricity and storm and Sanitary sewer services as so supplied to the Leased Premises, irrespective of whether or not the services are maintained in Landlord's or Tenant's name. Tenant may Contract directly with a local electricity provider to bring additional electricity to the Leased Premises. Landlord agrees to use commercially reasonable efforts to assist Tenant in obtaining additional electricity but shall not be required to expend any money or incur any costs in doing so. Tenant shall provide to other tenants of the Building access to and use of the electrical room installed by Tenant, subject to reasonable prior notice and Tenant's reasonable security measures.

5.3 Security. Tenant acknowledges that Landlord has not undertaken any duty whatsoever to provide security for the Leased Premises, the Building, the Outside Areas or the Property and, accordingly, Landlord is not responsible for the security of same or the protection of Tenant's property or Tenant's employees, invitees or contractors. To the extent Tenant determines that such security or protection services are advisable or necessary, Tenant shall arrange for and pay the Costs of providing same.

5.4 Energy And Resource Consumption. Landlord may voluntarily cooperate in a reasonable manner with the efforts of governmental agencies and/or utility suppliers in reducing energy or other resource consumption within the Property, provided that such Cooperation does not materially and adversely impact Tenant's use of the Leased Premises. Tenant shall not be entitled to terminate this Lease or to any reduction in or abatement of rent by reason of such compliance or cooperation. Tenant agrees at all times to cooperate fully with Landlord and to abide by all reasonable rules established by Landlord in order to comply with the requirements of utility suppliers and governmental agencies regulating the consumption of energy and/or other resources.

5.5 Limitation Of Landlord's Liability. Landlord shall not be liable to Tenant for injury to Tenant, its employees, agents, invitees or Contractors, damage to Tenant's property or loss of Tenant's business or profits, nor shall Tenant be entitled to terminate this Lease or to any reduction in or abatement of rent by reason of (i) Landlord's failure to provide security services or systems within the Property for the protection of the Leased Premises, the Building or the Outside Areas, or the protection of Tenant's property or Tenant's employees, invitees, agents or contractors, or (ii) Landlord's failure to perform any maintenance or repairs to the Leased Premises, the Building, the Outside Areas or the Property until Tenant shall have first notified Landlord, in writing, of the need for such maintenance or repairs, and then only after Landlord shall have had a reasonable period of time following its receipt of such notice within which to perform such maintenance or repairs, or (iii) any failure, interruption, rationing or other curtailment in the supply of water, electric Current, gas. or other utility service to the Leased Premises, the Building, the Outside Areas or the Property from whatever cause (other than Landlord's gross negligence or willful misconduct), or (iv) the unauthorized intrusion or entry into the Leased Premises by third parties (other than Landlord).

ARTICLE 6
ALTERATIONS AND IMPROVEMENTS

6.1 By Tenant. Tenant shall not make any alterations to or modifications of the Leased Premises or construct any improvements within the Leased Premises which affect the structural components of the Leased Premises or Building until Landlord shall have first approved, in writing, the plans and specifications therefor, which approval may be withheld in Landlord's reasonable discretion, provided that any such alterations, improvements or modifications shall be removed at the expiration or earlier termination of this Lease and the Leased Premises returned to their condition existing prior to such alterations, improvements or modifications. Tenant may make non-structural alterations to or modifications of the Leased Premises or construct any non-structural improvements within the Leased Premises without Landlord's consent, provided that (i) Tenant shall notify Landlord at least five (5) business days prior to commencing such alterations, modifications or improvements, (ii) Landlord shall have the right to receive final plans and specifications for such alterations, modifications and/or improvements, and (iii) Tenant shall be obligated to remove all such alterations, modifications and improvements in accordance with Paragraph 2.6 hereof at the expiration or earlier termination of this Lease. At Tenant's option, Tenant may submit a written request to Landlord requesting that alterations, modifications or improvements made pursuant to this Paragraph 6.1 be allowed to remain at the expiration or earlier termination of this Lease, which Landlord may decide in its sole and absolute discretion. If such request is not made, Landlord may make an election to require removal at the expiration or earlier termination of this Lease. All such modifications, alterations or improvements shall be made, constructed or installed by Tenant at Tenant's expense (including all permit fees and governmental charges related thereto), using a licensed contractor, in substantial compliance with the plans and specifications therefor previously provided to Landlord. All work undertaken by Tenant shall be done in accordance with all Laws and in a good and workmanlike manner using new materials of good quality. Tenant shall not commence the making of any such modifications or alterations or the construction of any such improvements until (i) all required governmental approvals and permits shall have been obtained, (ii) all requirements regarding insurance imposed by this Lease have been satisfied, (iii) Tenant shall have given Landlord at least five
(5) business days prior written notice of its intention to commence such work to that Landlord may post and file notices of non-responsibility, and (iv) if requested by Landlord, Tenant shall have obtained contingent liability and broad form builder's risk insurance in an amount satisfactory to Landlord in its reasonable discretion to cover any perils relating to the proposed work not covered by insurance carried by Tenant pursuant to Article 9. In no event shall Tenant make any modification, alterations or improvements whatsoever to the Outside Areas or the exterior or structural components of the Building including, without limitation, any cuts or penetrations in the floor, roof or exterior walls of the Leased Premises except as expressly provided herein. As used in this Article, the term "modifications, alterations and/or improvements" shall include, without limitation, the installation of additional electrical outlets, overhead lighting fixtures, drains, sinks, partitions, doorways, or the like. Subject to Tenant's obligations under Paragraph 2.6 hereof (including, without limitation, the obligation to remove and repair), Tenant shall have the right, subject to Landlord's reasonable prior approval: (i) to use building shafts or conduits between the Leased Premises and other parts of the Building for the installation of maintenance of conduits, cables, ducts, pipes and other devices for communications, data processing devices, supplementary HVAC and other facilities Consistent with its use of the Leased Premises; and (ii) to cover or block Out windows (including the installation of sheet rock walls on the second floor of the Building) for the purpose of providing a more stable and secure technical environment within the Premises (provided that such covering or blocking does not affect the exterior appearance of the Building).

6.2 Ownership Of Improvements. All modifications, alterations and improvements made or added to the Leased Premises by Tenant, including all HVAC towers and equipment (other than Tenant's inventory, equipment, computers, security systems, generators, UPS systems, transfer twitches, movable furniture, wall decorations, trade fixtures and other personal property) shall be deemed real property and a part of the Leased Premises, but shall remain the property of Tenant during the Lease. Any such modifications, alterations or improvements, once completed, shall not be altered or removed from the Leased Premises during the Lease Term without Landlord's written approval first obtained in accordance with the provisions of Paragraph 6.1 above. At the expiration or sooner termination of this Lease, all such modifications, alterations and improvements, including all HVAC towers and equipment, (other than Tenant's inventory, equipment, computers, security systems, generators, UPS systems, transfer twitches movable furniture, wall decorations, trade fixtures and other personal property), shall automatically become the property of Landlord and shall be surrendered to Landlord as part of the Leased Premises as required pursuant to
Article 2, unless Landlord shall require Tenant to remove any of such modifications, alterations or improvements in accordance with the provisions of
Article 2, in which ease Tenant shall so remove same. Landlord shall have no obligations to reimburse Tenant for all or any portion of the cost or value of any such modifications, alterations or improvements so surrendered to Landlord. All modifications, alterations or improvements which are installed or constructed on or attached to the Leased Premises by Landlord and/or at Landlord's expense shall be deemed real property and a part of the Leased Premises and shall be property of Landlord. All lighting, plumbing, electrical, heating, ventilating and air conditioning fixtures, partitioning, window coverings, wall coverings and floor coverings installed by Tenant shall be deemed improvements to the Leased Premises and not trade fixtures of Tenant.

6.3 Alterations Required By Law. Tenant shall make all modifications, alterations and improvements to the Leased Premises, at its sole cost, that are required by any Law because of (i) Tenant's use or occupancy of the Leased Premises, the Building, the Outside Areas or the Property, (ii) Tenant's application for any permit or governmental approval, or (iii) Tenant's making of any modifications, alterations or improvements to or within the Leased Premises. If Landlord shall, at any time during the Lease Term, be required by any governmental authority to make any modifications, alterations or improvements to the Building or the Property, the cost incurred by Landlord in making such modifications, alterations or improvements, including interest at a rate equal to the greater of(a) 12%, or (b) the sum of that rate quoted by Wells Fargo Bank, N.T. & S.A. from time to time as its prime rate, plus two percent (2%) ("Wells Prime Plus Two") (but in no event more than the maximum interest rate permitted by law), shall be amortized by Landlord over the useful life of such modifications, alterations or improvements, as determined in accordance with generally accepted accounting principles, and the monthly amortized cost of such modifications, alterations and improvements as so amortized shall be considered a Property Maintenance Cost.

6.4 Liens. Tenant shall keep the Property and every part thereof free from any lien, and shall pay when due all bills arising out of any work performed, materials furnished, or obligations incurred by Tenant, its agents, employees or contractors relating to the Property. If any such claim of lien is recorded against Tenant's interest in this Lease, the Property or any part thereof, Tenant shall bond against, discharge or otherwise cause such lien to be entirely released within ten (10) days after the same has been recorded. Tenant's failure to do so shall be conclusively deemed a material default under the terms of this Lease.

ARTICLE 7
ASSIGNMENT AND SUBLETTING BY TENANT

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

7.1 By Tenant. Tenant shall not sublet the Leased Premises or any portion thereof or assign its interest in this Lease, whether voluntarily or by operation of Law, without Landlord's prior written consent which shall not be unreasonably withheld, conditioned or delayed. Any attempted subletting or assignment without Landlord's prior written consent, at Landlord's election, shall constitute a default by Tenant under the terms of this Lease. The acceptance of rent by Landlord from any person or entity other than Tenant, or the acceptance of rent by Landlord from Tenant with knowledge of a violation of the provisions of this paragraph, shall not be deemed to be a waiver by Landlord of any provision of this Article or this Lease or to be a consent to any subletting by Tenant or any assignment of Tenant's interest in this Lease. Co-location use of the Leased Premises by Tenant's customers and vendors shall not be considered an assignment or sublet for purposes hereof. Without limiting the circumstances in which it may be reasonable for Landlord to withhold its consent to an assignment or subletting, Landlord and Tenant acknowledge that it shall be reasonable for Landlord to withhold its consent in the following instances:

     (a) the proposed assignee or sublessee is a governmental agency;

     (b) in Landlord's reasonable judgment, the use of the Leased Premises by the proposed assignee or sublessee would involve occupancy by other than a Permitted Use, or would require increased services by Landlord;

     (c) in Landlord's reasonable judgment, the financial worth of the proposed assignee does not meet the credit standards applied by Landlord;

     (d) the proposed assignee or sublessee (or any of its affiliates) has beep in material default under a lease, has been in litigation with a previous landlord, or in the ten years prior to the assignment or sublease has filed for bankruptcy protection, has been the subject of an involuntary bankruptcy, or has been adjudged insolvent

     (e) Landlord has experienced a previous material or monetary default by or is in litigation with the proposed assignee or sublessee,

     (f) the use of the Leased Premises by the proposed assignee or sublessee will violate any applicable law, ordinance or regulation;

     (g) the proposed assignee or sublessee is, as of the date of this Lease, a tenant in the Building; or the proposed assignee or sublessee is a prospective tenant from whom Landlord has a letter of interest within ninety (90) days prior to the proposed assignment or sublease or to whom Landlord has made a written leasing proposal; or at the time Tenant informed Landlord of its decision to assign or sublet, Landlord identified to Tenant the proposed assignee or as a prospective tenant;

     (h) the proposed assignment or sublease fails to include all of the terms and provisions required to be included therein pursuant to this Article 7;

     (i) Tenant is in default of any obligation of Tenant under this Lease beyond any applicable cure period, or Tenant has defaulted under this Lease on three or more occasions during the 12 months preceding the date that Tenant shall request consent; or

     (j) in the case of a subletting of less than the entire Leased Premises, if the subletting would result in the division of the Leased Premises into more than two subparcels or would require material improvements to be made outside of the Leased Premises, which shall be the responsibility of Tenant.

7.2 Merger, Reorganization, or Sale of Assets. Any dissolution, merger, consolidation or other reorganization of Tenant, or the sale or other transfer in the aggregate over the Lease Term of a controlling percentage of the capital stock of Tenant, or the sale or transfer of all or a substantial portion of the assets of Tenant, shall be deemed a voluntary assignment of Tenant's interest in this Lease. The phrase "controlling percentage" means the ownership of and the right to vote stock possessing more than fifty percent of the total combined voting power of all classes of Tenant's capital stock issued, outstanding and entitled to vote for the election of directors. If Tenant is a partnership, a withdrawal or change, voluntary. involuntary or by operation of Law, of any general partner, or the dissolution of the partnership, shall be deemed a voluntary assignment of Tenant's interest in this Lease. Notwithstanding the foregoing, Tenant may, without Landlord's prior written consent, sublet the Leased Premises or assign this Lease to (individually, a "Permitted Assignee," collectively, "Permitted Assignees"): (i) a subsidiary, affiliate, division, corporation or joint venture controlling, controlled by or under common control with Tenant; or (ii) a successor corporation related to Tenant by merger, consolidation, nonbankruptcy reorganization, or government action; provided that any Permitted Assignee under (i) or (ii) above has the financial capability to perform Tenant's obligations under this Lease.

7.3 Landlord's Election. If Tenant shall desire to assign its interest under the Lease or to sublet the Leased Premises, Tenant must first notify Landlord, in writing, of its intent to so assign or sublet, at least thirty (30) days in advance of the date it intends to so assign its interest in this Lease or sublet the Leased Premises but not sooner than one hundred eighty days (180) in advance of such date, specifying in detail the terms of such proposed assignment or subletting, including the name of the proposed assignee or sublessee, the property assignee's or sublessee's intended use of the Leased Premises, current financial statements (including a balance sheet, income statement and statement of cash flow, all prepared in accordance with generally accepted accounting principles) of such proposed assignee or sublessee, the form of documents to be used in effectuating such assignment or subletting and such other information as Landlord may reasonably request. Landlord shall have a period often (10) business days following receipt of such notice and the required information within which to do one of the following: (i) consent to such requested assignment or subletting subject to Tenant's compliance with the conditions set forth in Paragraph 7.4 below, or (ii) refuse to so consent to such requested assignment or subletting (specifying the reasons for such refusal), provided that such consent shall not be unreasonably refused. During such ten (10) business day period, Tenant covenants and agrees to supply to Landlord, upon request, all necessary or relevant information which Landlord may reasonably request respecting such proposed assignment or subletting and/or the proposed assignee or sublessee. Tenant's written request may also contain a request in ALL CAPITALS BOLD FACE TYPE for Landlord to respond within ten (10) business days. If Tenant includes such a request, and Landlord fails to respond within such ten (10) business day period, the proposed assignment or subletting shall be deemed approved.

7.4 Conditions To Landlord's Consent. If Landlord elects to consent, or shall have been ordered to so consent by a court of competent jurisdiction, to such requested assignment or subletting, such consent shall be expressly conditioned upon the occurrence of each of the conditions below set forth, and any purported assignment or subletting made or ordered prior to the full and complete satisfaction of each of the following conditions shall be void and, at the election of Landlord, which election may be exercised at any time following such a purported assignment or subletting but prior to the satisfaction of each of the stated conditions, shall constitute a material default by Tenant under this Lease until cured by satisfying in full each such condition by the assignee or sublessee. The conditions are as follows:

     (a) Landlord having approved in form and substance the assignment or sublease agreement and any ancillary documents, which approval shall not be unreasonably withheld by Landlord if the requirements of this Article 7 are otherwise complied with.

     (b) Tenant and any subtenant having executed Landlord's standard form "Consent to Sublease."

     (c) Each such sublessee or assignee having agreed, in writing satisfactory to Landlord and its counsel and for the benefit of Landlord, to assume, to be bound by, and to perform the obligations of this Lease to be performed by Tenant which relate to space being subleased.

     (d) Tenant having fully and completely performed all of its obligations under the terms of this Lease through and including the date of such assignment or subletting.

     (e) Tenant having reimbursed to Landlord all reasonable costs and reasonable attorneys' fees incurred by Landlord in conjunction with the processing and documentation of any such requested subletting or assignment (up to a maximum of $l,000).

     (f) Tenant having delivered to Landlord a complete and fully-executed duplicate original of such sublease agreement or assignment agreement (as applicabl e) and all related agreements.

     (g) Tenant having paid, or having agreed in writing to pay as to future payments, to Landlord fifty percent (50%) of all assignment consideration or excess rentals to be paid to Tenant or to any other on Tenant's behalf or for Tenant's benefit for such assignment or subletting as follows:

          (i) If Tenant assigns its interest under this Lease and if all or a portion of the consideration for such assignment is to be paid by the assignee at the time of the assignment, that Tenant shall have paid to Landlord and Landlord shall have received an amount equal to fifty percent (50%) of the assignment consideration so paid or to be paid (whichever is the greater) at the time of the assignment by the assignee; or

          (ii) If Tenant assigns its interest under this Lease and if Tenant is to receive all or a portion of the consideration for such assignment in future installments, that Tenant and Tenant's assignee shall have entered into a written agreement with and for the benefit of Landlord satisfactory to Landlord and its counsel whereby Tenant and Tenant's assignee jointly agree to pay to Landlord an amount equal to fifty percent (50%) of all such future assignment consideration installments to be paid by such assignee as and when such assignment consideration is so paid.

          (iii) If Tenant subleases the Leased Premises, that Tenant and Tenant's sublessee shall have entered into a written agreement with and for the benefit of Landlord satisfactory to Landlord and its counsel whereby Tenant and Tenant's sublessee jointly agree to pay to Landlord fifty percent (50%) of all excess rentals to be paid by such sublessee as and when such excess rentals are so paid.

7.5 Assignment Consideration And Excess Rentals Defined. For purposes of this Article, including any amendment to this Article by way of addendum or other writing, the term "assignment consideration" shall mean all consideration to be paid by the assignee to Tenant pr to any other party on Tenant's behalf or for Tenant's benefit as consideration for such assignment, after deduction for reasonable leasing commissions paid by Tenant but without deductions for any other costs or expenses (including, without limitation, tenant improvements, capital improvements, building upgrades, permit fees, attorneys' fees, and other consultants' fees) incurred by Tenant in connection with such assignment, and the term "excess rentals" shall mean all consideration to be paid by the sub lessee to Tenant or to any other party on Tenant's behalf or for Tenant's benefit for the sublease of the Leased Premises in excess of the rent due to Landlord under the terms of this Lease for the same period, after deduction reasonable leasing commissions paid by Tenant (amortized over the term of the sublease) but without deduction for any other costs or expenses (including, without limitation, tenant improvements, capital improvements, building upgrades, permit fees, attorneys' fees, and other consultants' fees) incurred by Tenant in connection with such sublease. Tenant agrees that the portion of any assignment consideration and/or excess rentals arising from any assignment or subletting by Tenant which is to be paid to Landlord pursuant to this Article now is and shall then be the property of Landlord and not the property of Tenant.

7.6 Payments. All payments required by this Article to be made to Landlord shall be made in cash in full as and when they become due. At the time Tenant, Tenant's assignee or sublessee makes each such payment to Landlord, Tenant or Tenant's assignee or sublessee, as the case may be, shall deliver to Landlord an itemized statement in reasonable detail showing the method by which the amount due Landlord was calculated and certified by the party making such payment as true and correct.

7.7 Good Faith. The rights granted to Tenant by this Article are granted in consideration of Tenant's express covenant that all pertinent allocations which are made by Tenant between the rental value of the Leased Premises and the value of any of Tenant's personal property which may be conveyed or leased generally concurrently with and which may reasonably be considered a part of the same transaction as the permitted assignment or subletting shall be made fairly, honestly and in good faith. If Tenant shall breach this covenant, Landlord may immediately declare Tenant to be in default under the terms of this Lease and terminate this Lease and/or exercise any other rights and remedies Landlord would have under the terms of this Lease in the case of a material default by Tenant under this Lease.

7.8 Effect Of Landlord's Consent. No subletting or assignment, even with the consent of Landlord (and even to a Permitted Assignee) shall relieve Tenant of its personal and primary obligation to pay rent and to perform all of the other obligations to be performed by Tenant hereunder. Consent by Landlord to one or more assignments of Tenant's interest in this Lease or to one or more sublettings of the Leased Premises shall not be deemed to be a consent to any subsequent assignment or subletting. If Landlord shall have been ordered by a court of competent jurisdiction to consent to a requested assignment or subletting, or such an assignment or subletting shall have been ordered by a court of competent jurisdiction over the objection of Landlord, such assignment or subletting shall not be binding between the assignee (or sublessee) and Landlord until such time as all conditions set forth in Paragraph 7.4 above have been fully satisfied (to the extent not then satisfied) by the assignee or sublessee, including, without limitation, the payment to Landlord of all agreed assignment considerations and/or excess rentals then due Landlord.

ARTICLE 8
LIMITATION ON LANDLORD'S LIABILITY AND INDEMNITY

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

8.1 Limitation On Landlord's Liability And Release. Landlord shall not be liable to Tenant for, and Tenant hereby releases Landlord and its partners, principals, members, officers, agents, employees, lenders, attorneys, and consultants from, any and all liability, whether in contract, tort or on any other basis, for any injury to or any damage sustained by Tenant, Tenant's agents, employees, Contractors or invitees, any damage to Tenant's property, or any loss to Tenant's business, loss of Tenant's profits or other financial loss of Tenant resulting from or attributable to the condition of, the management of, the repair or maintenance of, the protection of, the supply of services or utilities to, the damage in or destruction of the Leased Premises, the Building, the Property or the Outside Areas, including without limitation (i) the failure, interruption, rationing or other curtailment or cessation in the supply of electricity, water, gas or other utility service to the Property, the Building or the Leased Premises; (ii) the vandalism or forcible entry into the Building or the Leased Premises; (iii) the penetration of water into or onto any portion of the Leased Premises; (iv) the failure to provide security and/or adequate lighting in or about the Property, the Building or the Leased Premises, (v) the failure of any mechanical Systems to function properly (such as the HVAC systems); (vi) the blockage of access to any portion of the Property, the Building or the Leased Premises, except that Tenant does not so release Landlord from liability from any of the foregoing to the extent such damage was proximately caused by Landlord's active negligence, willful misconduct, or Landlord's failure to perform an obligation expressly undertaken pursuant to this Lease after a reasonable period of time shall have lapsed following receipt of written notice from Tenant to so perform such obligation. In this regard, Tenant acknowledges that it is fully apprised of the provisions of Law relating to releases, and particularly to those provisions contained in Section 1542 of the California Civil Code which reads as follows:

          "A general release does not extend to claims which the creditor does not know or suspect to exist in his favor at the time of executing the release, which if known by him must have materially affected his settlement with the debtor."

Notwithstanding such statutory provision, and for the purpose of implementing a full and complete release and discharge, Tenant hereby (i) waives the benefit of such statutory provision and (ii) acknowledges that, subject to the exceptions specifically set forth herein, the release and discharge set forth in this paragraph is a full and complete settlement and release and discharge of all claims and is intended to include in its effect, without limitation, all claims which Tenant, as of the date hereof, does not know of or suspect to exist in its favor.

8.2 Tenant's Indemnification Of Landlord. Tenant shall defend with competent counsel reasonably satisfactory to Landlord any claims made or legal actions filed or threatened against Landlord with respect to the violation of any Law, or the death, bodily injury, personal injury, property damage, or interference with contractual or property rights suffered by any third party or resulting from Tenant's use or occupancy of the Leased Premises, the Building or the Outside Areas, or resulting from Tenant's activities in or about the Leased Premises, the Building, the Outside Areas or the Property, and Tenant shall indemnify and hold Landlord, Landlord's partners, principals, members, employees, agents and contractors harmless from any loss liability, penalties, or expense whatsoever (including any loss attributable to vacant space which otherwise would have been leased, but for such activities) resulting therefrom, except to the extent proximately caused by the gross negligence or willful misconduct of Landlord. This indemnity agreement shall survive the expiration or sooner termination of this Lease.

ARTICLE 9
INSURANCE

9.1 Tenant's Insurance. Tenant shall maintain insurance complying with all of the following:

     (a) Tenant shall procure, pay for and keep in full force and effect, at all times during the Lease Term, the following:

          (i) Commercial general liability insurance insuring Tenant against liability for personal injury, bodily injury, death and damage to property occurring within the Leased Premises, or resulting from Tenant's use or occupancy of the Leased Premises, the Building, the Outside Areas or the Property, or resulting from Tenant's activities in or about the Leased Premises or the Property, with coverage in an amount equal to Tenant's Required Liability Coverage (as set forth in Article 1), which insurance shall contain "Blanket Contractual Liability" and "Broad Form Property Damage" amendments insuring Tenant's performance of Tenant's obligations to indemnify Landlord as contained in this Lease.

          (ii) Fire and Property Damage insurance in so-called "fire and extended coverage" insuring Tenant and Landlord against loss from physical damage to the Leased Premises, Improvement Work, Tenant's personal property, inventory, trade fixtures and any modifications, alterations or improvements made by Tenant to or within the Leased Premises with coverage of not less than 100% of the full actual replacement cost thereof;

          (iii) Plate glass insurance, at actual replacement cost;

          (iv) Boiler and Machinery Insurance, to limits which would restore the Building in the event of damage or destruction due to mechanical failure;

          (v) Product liability insurance (including, without limitation, if food and/or beverages are distributed, sold and/or consumed within the Leased Premises, to the extent obtainable, coverage for liability arising out of the distribution, sale, use or consumption of food and/or beverages (including alcoholic beverages, if applicable) at the Leased Premises for not less than Tenant's Required Liability Coverage (as set forth in Article 1);

          (vi) Workers' compensation insurance (statutory coverage) with Employer's Liability in an amount not less than $1,000,000;

          (vii) Pollution Liability Insurance, with coverage in an amount equal to Tenant's Required Liability Coverage naming Tenant, Landlord and Landlord's lenders;

          (viii)Business Income/Extra Expense Insurance; and

          (ix) With respect to making of alterations or the construction of improvements (including the Improvement Work) or the like undertaken by Tenant, course of destruction, commercial general liability, automobile liability, and workers' compensation in an amount and with coverage reasonably satisfactory to Landlord, naming Landlord as an additional insured.

     (b) Each policy of liability insurance required to be carried by Tenant pursuant to this paragraph or actually carried by Tenant with respect to the Leased Premises or the Property: (i) shall, except with respect to insurance required by subparagraph (a)(vi) above, name Landlord, and such others as are designated by Landlord, as additional insureds; (ii) shall be primary insurance providing that the insurer shall be liable for the full amount of the loss, up to and including the total amount of liability set forth in the declaration of coverage, without the right of contribution from or prior payment by any other insurance coverage of Landlord; (iii) shall be in a form reasonably satisfactory to Landlord; (iv) shall be carried with companies reasonably acceptable to Landlord with Best's ratings of at least A-and VII; (v) shall provide that such policy shall not be subject to cancellation, lapse or change except after at least thirty (30) days prior written notice to Landlord, and (vi) shall contain a so-called "severability" or "cross liability" endorsement. Each policy of property insurance maintained by Tenant with respect to the Leased Premises or the Property or any property therein (i) shall provide that such policy shall not be subject to cancellation, lapse or change except after at least thirty
(30) days prior written notice to Landlord and (ii) shall contain a waiver and/or a permission to waive by the insurer of any right of subrogation against Landlord, its partners, principals, members, officers, employees, agents and contractors, which might arise by reason of any payment under such policy or by reason of any act or omission of Landlord, its partners, principals, members, officers, employees, agents and contractors.

     (c) Prior to the time Tenant or any of its contractors enters the Leased Premises, Tenant shall deliver to Landlord, with respect to each policy of insurance required to be carried by Tenant pursuant to this Article, a certificate of the insurer certifying in form reasonably satisfactory to Landlord that a policy has been issued, premium paid, providing the coverage required by this Paragraph and containing the provisions specified herein. With respect to each renewal or replacement of any such insurance, the requirements of this Paragraph must be complied with not less than ten (10) days prior to the expiration or cancellation of the policies being renewed or replaced. If Landlord's Lender, insurance broker, advisor or counsel reasonably determines at any time that the amount of coverage set forth in Paragraph 9.1(a) for any policy of insurance Tenant is required to carry pursuant to this Article 1s not adequate, then Tenant shall increase the amount of coverage for such insurance to such greater amount as Landlord's Lender, insurance broker, advisor or counsel reasonably deems adequate, provided that such increased coverage amounts are commonly required of tenants with similar operations (including the use of Hazardous Materials) in similar type buildings and areas.

9.2  Landlord's Insurance.  With respect to insurance maintained by Landlord:

          (a) Landlord shall maintain, as the minimum coverage required of it by this Lease, fire and property damage insurance in so-called 'fire and extended coverage" form insuring Landlord (and such others as Landlord may designate) against loss from physical damage to the Building with coverage of not less than one hundred percent (100%) of the full actual replacement cost thereof and against loss of rents for a period of not less than six (6) months. Such fire and property damage insurance, at Landlord's election but without any requirements on Landlord's behalf to do so, (i) may be written in so-called "all risk" form, excluding only those perils commonly excluded from such coverage by Landlord's then property damage insurer; (ii) may provide coverage for physical damage to the improvements so insured for up to the entire full actual replacement cost thereof (iii) may be endorsed to cover loss or damage caused by any additional perils against which Landlord may elect to insure, including earthquake and/or flood; and/or (iv) may provide coverage for loss of rents for a period of up to twelve months. Landlord shall not be required to cause such insurance to cover any of Tenant's personal property, inventory, and trade fixtures, or any modifications, alterations or improvements made or constructed by Tenant to or within the Leased Premises. Landlord shall use commercially reasonable efforts to obtain such insurance at competitive rates.

          (b) Landlord shall maintain commercial general liability insurance insuring Landlord (and such others as are designated by Landlord) against liability for personal injury, bodily injury, death, and damage to property occurring in, on or about, or resulting from the use or occupancy of the Property, or any portion thereof with combined single limit coverage of at least Five Million Dollars ($5,000,000). Landlord may carry such greater coverage as Landlord or Landlord's Lender, insurance broker, advisor or counsel may from time to time determine is reasonably necessary for the adequate protection of Landlord and the Property.

          (c) Landlord may maintain any other insurance which in the opinion of its insurance broker, advisor or legal counsel is prudent in carry under the given circumstances, provided such insurance is commonly carried by owners of property similarly situated and operating under similar circumstances.

9.3 Mutual Waiver Of Subrogation. Landlord hereby releases Tenant, and Tenant hereby releases Landlord and its respective partners, principals, members, officers, agents, employees and servants, from any and all liability for loss, damage or injury to the property of the other in or about the Leased Premises or the Property which is caused by or results from a peril or event or happening which is covered by insurance actually carried and in force at the time of the loss by the party sustaining such loss; provided, however, that such waiver shall be effective only to the extent permitted by the insurance covering such loss and to the extent such insurance is not prejudiced thereby.


ARTICLE 10
DAMAGE TO LEASED PREMISES

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10.1 Landlord's Duty To Restore.  If the Leased Premises, the Building or the
Outside Area are damaged by any peril after the Effective Date of this Lease, Landlord shall restore the same, as and when required by this paragraph, unless this Lease is terminated by Landlord pursuant to Paragraph 10.3 or by Tenant pursuant to Paragraph 10.4. If this Lease is not so terminated, then upon the issuance of all necessary governmental permits, Landlord shall commence and diligently prosecute to completion the restoration of the Building Shell or the Outside Area, as the case may be, to the extent then allowed by law, to substantially the same condition in which it existed as of the date the Building Shell was originally delivered to Tenant. Landlord's obligation to restore shall be limited to the improvements constructed by Landlord. Landlord shall have no obligation to restore the Improvement Work, or any other alterations, modifications or improvements made by Tenant to the Leased Premises or any of Tenant's personal property, inventory or trade fixtures. Upon completion of the restoration of the Building Shell by Landlord, Tenant shall forthwith at its expense, replace or fully repair all of the Improvement Work and other improvements constructed by Tenant to like or similar conditions as existed at the time immediately prior to such damage or destruction.

10.2 Insurance Proceeds. All insurance proceeds available from the fire and property damage insurance carried by Landlord shall be paid to and become the property of Landlord. If this Lease is terminated pursuant to either Paragraph
10.3 or 10.4, all insurance proceeds available from insurance carried by Tenant which cover loss of property that is Landlord's property shall be paid to and become the property of Landlord, and the remainder of such proceeds shall be paid to and become the property of Tenant. In addition, all insurance proceeds available from insurance carried by Tenant which covers Improvement Work constructed with the Improvement Allowance, up to a maximum of the present value of the unamortized Improvement Allowance (determined using an interest rate of 12%), shall be paid to and become the property of Landlord. If this Lease is not terminated pursuant to either Paragraph 10.3 or 10.4, all insurance proceeds available from insurance carried by Tenant which cover loss to property that is Landlord's property shall be paid to and become the property of Landlord, and all proceeds available from such insurance which cover loss to property which would only become the property of Landlord upon the termination of this Lease shall be paid to and remain the property of Tenant. The determination of Landlord's property and Tenant's property shall be made pursuant to Paragraph 6.2.

10.3 Landlord's Right To Terminate. Landlord shall have the option to terminate this Lease in the event any of the following occurs, which option may be exercised only by delivery to Tenant of a written notice of election to terminate within thirty (30) days after the date of such damage or destruction:

          (a) The Building is damaged by any peril covered by valid and collectible insurance actually carried by Landlord and in force at the time of such damage or destruction (an "insured peril") to such an extent that the estimated cost to restore the Building exceeds the lesser of (i) the insurance proceeds available from insurance actually carried by Landlord due to all or any portion of the insurance proceeds being otherwise applied by Landlord's lender, or (ii) fifty percent of the then actual replacement cost thereof;

          (b) The Building is damaged by an uninsured peril, which peril Landlord was not required to insure against pursuant to the provisions of
Article 9 of this Lease;

          (c) The Building is damaged by any peril and, because of the laws then in force, the Building (i) cannot be restored at reasonable cost or (ii) if restored, cannot be used for the same use being made thereof before such damage;

provided, however, that if Landlord elects to terminate the Lease pursuant to this Paragraph 10.3, Tenant may elect by written notice to Landlord delivered within thirty (30) days or receipt of Landlord's election, to pay the difference between the costs to restore the Building and any available insurance proceeds and upon such election and Tenant's deposit of such funds with Landlord (or provide Landlord with a duly authorized and executed recourse promissory note payable to Landlord in lieu of such funds), Landlord shall commence such restoration.

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

10.4 Tenant's Right To Terminate. If the Leased Premises, the Building or the Outside Area are damaged by any peril and Landlord does not elect to terminate this Lease or is not entitled to terminate this Lease pursuant to this Article, then as soon as reasonably practicable, Landlord shall furnish Tenant with the written opinion of Landlord's architect or construction consultant as to when the restoration work required of Landlord may be complete. Tenant shall have the option to terminate this Lease in the event any of the following occurs, which option may be exercised only by delivery to Landlord of a written notice of election to terminate within thirty (30) days after Tenant receives from Landlord the estimate of the time needed to complete such restoration:

          (a) If the time estimated to substantially complete the restoration exceeds nine (9) months from and after the date the architect's or construction consultant's written opinion is delivered; or

          (b) If the damage occurred within eighteen (18) months of the last day of the Lease Term and the time estimated to substantially complete the restoration exceeds one hundred eighty (180) days from and after the date such restoration is commenced.

10.5 Tenant's Waiver. Landlord and Tenant agree that the provisions of Paragraph 10.4 above, captioned "Tenant's Right To Terminate", are intended to supersede and replace the provisions contained in California Civil Code, Section 1932, Subdivision 2, and California Civil Code, Section 1934, and accordingly, Tenant hereby waives the provisions of such Civil Code Sections and the provisions of any successor Civil Code Sections or similar laws hereinafter enacted.

10.6 Abatement Of Rent. In the event of damage to the Leased Premises which does not result in the termination of this Lease, the Base Monthly Rent (and any Additional Rent) shall be temporarily abated from the date of such damage or destruction through the period of restoration of the Building Shell in proportion to the degree to which Tenant's use of the Leased Premises is impaired by such damage.

ARTICLE 11
CONDEMNATION

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

11.1 Tenant's Right To Terminate. Except as otherwise provided in Paragraph 11.4 below regarding temporary takings, Tenant shall have the option to terminate this Lease if; as a result of any taking, (i) all of the Leased Premises is taken, or (ii) twenty-five percent (25%) or more of the Leased Premises is taken and the part of the Leased Premises that remains cannot, within a reasonable period of time, be made reasonably suitable for the continued operation of Tenant's business. Tenant must exercise such option within a reasonable period of time, to be effective on the later to occur of (i) the date that possession of that portion of the Leased Premises that is condemned is taken by the condemnor or (ii) the date Tenant vacated the Leased Premises.

11.2 Landlord's Right To Terminate. Except as otherwise provided in Paragraph
11.4 below regarding temporary takings, Landlord shall have the option to terminate this Lease if, as a result of any taking, (i) all of the Leased Premises is taken, (ii) twenty-five percent (25%) or more of the Leased Premises is taken and the part of the Leased Premises that remains Cannot, within a reasonable period of time, be made reasonably suitable for the continued operation of Tenant's business, or (iii) because of the laws then in force, the Leased Premises may not be used for the same use being made before such taking, whether or not restored as required by Paragraph 11.3 below. Any such option to terminate by Landlord must be exercised within a reasonable period of time, to be effective as of the date possession is taken by the condemnor.

11.3 Restoration. If any part of the Leased Premises or the Building is taken and this Lease is not terminated, then Landlord shall, to the extent not prohibited by laws then in force, repair any damage occasioned thereby to the remainder thereof to a condition reasonably suitable for Tenant's continued operations and otherwise, to the extent practicable, in the manner and to the extent provided in Paragraph 10.1.

11.4 Temporary Taking. Ifs portion of the Leased Premises is temporarily taken for a period of six (6) months or less and such period does not extend beyond the Lease Expiration Date, this Lease shall remain in effect. If any portion of the Leased Premises is temporarily taken for a period which exceeds six (6) months or which extends beyond the Lease Expiration Date, then the rights of Landlord and Tenant shall be determined in accordance with Paragraphs 11.1 and
11.2 above.

11.5 Division Of Condemnation Award. Any award made for any taking of the Property, the Building, or the Leased Premises, or any portion thereof, shall belong to and be paid to Landlord, and Tenant hereby assigns to Landlord all of its right, title and interest in any such award; provided, however, that Tenant shall be entitled to receive any portion of the award that is made specifically
(i) for the taking of personal property, inventory or trade fixtures belonging to Tenant, (ii) for the interruption of Tenant's business or its moving costs, or (iii) for the value of any leasehold improvements installed and paid for by Tenant. The rights of Landlord and Tenant regarding any condemnation shall be determined as provided in this Article, and each party hereby waives the provisions of Section 1265.130 of the California Code of Civil Procedure, and the provisions of any similar law hereinafter enacted, allowing either party to petition the Supreme Court to terminate this Lease and/or otherwise allocate condemnation awards between Landlord and Tenant in the event of a taking of the Leased Premises.

11.6 Abatement Of Rent. In the event of a taking of the Leased Premises which does not result in a termination of this Lease (other than a temporary taking), then, as of the date possession is taken by the condemning authority, the Base Monthly Rent shall be reduced in the same proportion that the area of that part of the Leased Premises so taken (less any addition to the area of the Leased Premises by reason of any reconstruction) bears to the area of the Leased Premises immediately prior to such taking.

11.7 Taking Defined. The term "taking" or "taken" as used in this Article 11 shall mean any transfer or conveyance of all or any portion of the Property to a public or quasi-public agency or other entity having the power of eminent domain pursuant to or as a result of the exercise of such power by such an agency, including any inverse condemnation and/or any sale or transfer by Landlord of all or any portion of the Property to such an agency under threat of condemnation or the exercise of such power.

ARTICLE 12
DEFAULT AND REMEDIES

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

12.1 Events Of Tenant's Default. Tenant shall be in default of its obligations under this Lease if any of the following events occur:

  (a) Tenant shall have failed to pay Base Monthly Rent or any Additional Rent when due; provided, however, that once but only once in any twelve (12) month period during the Lease Term, Tenant shall be entitled to one written notice of non-receipt of Base Monthly Rent or Additional Rent from Landlord, and Tenant shall not be in default for such delinquency if such installment of Base Monthly Rent or Additional Rent is received by Landlord within five (5) business days after Tenant's receipt of such notice from Landlord; or

  (b) Tenant shall have done or permitted to be done any act, use or thing in its use, occupancy or possession of the Leased Premises or the Building or the Outside Areas which is prohibited by the terms of this Lease or Tenant shall have failed to perform any term, covenant or condition of this Lease (except those requiring the payment of Base Monthly Rent or Additional Rent, which failures shall be governed by subparagraph (a) above) within thirty (30) days after written notice from Landlord to Tenant specifying the nature of such failure and requesting Tenant to perform same or within such longer period as is reasonably required in the event such default is curable but not within such thirty (30) day period, provided such cure is promptly commenced within such thirty (30) day period and is thereafter diligently prosecuted to completion; or; or

  (c) Tenant shall have sublet the Leased Premises or assigned or encumbered its interest in this Lease in violation of the provisions contained in Article 7, whether voluntarily or by operation of law; or

  (d) Tenant shall have abandoned the Leased Premises and failed to maintain the Leased Premises in accordance with Paragraph 4.1 hereof; or

  (e) Tenant or any Guarantor of this Lease shall have permitted or suffered the Sequestration or attachment of, or execution on, or the appointment of a custodian or receiver with respect to, all or any substantial part of the property or assets of Tenant (or such Guarantor) or any property or asset essential to the conduct of Tenant's (or such Guarantor's) business, and Tenant (or such Guarantor) shall have failed to obtain a return or release of the same within sixty (60) days thereafter, or prior to sale pursuant to such sequestration, attachment or levy, whichever is earlier; or

  (f) Tenant or any Guarantor of this Lease shall have made a general assignment of all or a substantial part of its assets for the benefit of its creditors; or

  (g) Tenant or any Guarantor of this Lease shall have allowed (or sought) to have entered against it a decree or order which: (i) grants or constitutes an order for relief, appointment of a trustee, or condemnation or a reorganization plan under the bankruptcy laws of the United States; (ii) approves as properly filed a petition seeking liquidation or reorganization under said bankruptcy laws or any other debtor's relief law or similar statute of the United States or any state thereof, or (iii) otherwise directs the winding up or liquidation of Tenant; provided, however, if any decree or order was entered without Tenant's consent or over Tenant's objection, Landlord may not terminate this Lease pursuant to this Subparagraph if such decree or order is rescinded or reversed within sixty (60) days after its original entry; or

  (h) Tenant or any Guarantor of this Lease shall have availed itself of the protection of any debtor's relief law, moratorium law or other similar law which does not require the prior entry of a decree or order.

12.2 Landlord's Remedies. In the event of any default by Tenant, and without limiting Landlord's right to indemnification as provided in Article 8.2, Landlord shall have the following remedies, in addition to all other rights and remedies provided by law or otherwise provided in this Lease, to which Landlord may resort cumulatively, or in the alternative:

  (a) Landlord may, at Landlord's election, keep this Lease in effect and enforce, by an action at law or in equity, all of its rights and remedies under this Lease including, without limitation, (i) the right to recover the rent and other sums as they become due by appropriate legal action, (ii) the right to make payments required by Tenant, or perform Tenant's obligations and be reimbursed by Tenant for the cost thereof with interest at the then maximum rate of interest not prohibited by law from the date the sum is paid by Landlord until Landlord is reimbursed by Tenant, and (iii) the remedies of injunctive relief and specific performance to prevent Tenant from violating the terms of this Lease and/or to compel Tenant to perform its obligations under this Lease, as the case may be.

  (b) Landlord may, at Landlord's election, terminate this Lease by giving Tenant written notice of termination, in which event this Lease shall terminate on the date Set forth for termination in such notice, in which event Tenant shall immediately surrender the Leased Premises to Landlord, and if Tenant fails to do so, Landlord may, without prejudice to any other remedy which it may have for possession or arrearages in rent, enter upon and take possession of the Leased Premises and expel or remove Tenant and any other person who may be occupying the Leased Premises or any part thereof, without being liable for prosecution or any claim or damages therefor. Any termination under this subparagraph shall not relieve Tenant from its obligation to pay to Landlord all Base Monthly Rent and Additional Rent then or thereafter due, or any other sums due or thereafter accruing to Landlord, or from any claim against Tenant for damages previously accrued or then or thereafter accruing. In no event shall any one or more of the following actions by Landlord, in the absence of a written election by Landlord to terminate this Lease constitute a termination of this
Lease:

      (i) Appointment of a receiver or keeper in order to protect Landlord's interest hereunder;

      (ii) Consent to any subletting of the Leased Premises or assignment of this Lease by Tenant, whether pursuant to the provisions hereof or otherwise; or

      (iii) Any action taken by Landlord or its partners, principals, members, officers, agents, employees, or servants, which is intended to mitigate the adverse effects of any breach of this Lease by Tenant, including, without limitation, any action taken to maintain and preserve the Leased Premises on any action taken to re let the Leased Premises or any portion thereof for the account at Tenant and in the name of Tenant.

  (c) In the event Tenant breaches this Lease and abandons the Leased Premises, Landlord may terminate this Lease, but this Lease shall not terminate unless Landlord gives Tenant written notice of termination. If Landlord does not terminate this Lease by giving written notice of termination, Landlord may enforce all its rights and remedies under this Lease, including the right and remedies provided by California Civil Code Section 1951.4 ("lessor may continue lease in effect after lessee's breach and abandonment and recover rent as it becomes due, if lessee has right to sublet or assign, subject only to reasonable limitations"), as in effect on the Effective Date of this Lease.

  (d) In the event Landlord terminates this Lease, Landlord shall be entitled, at Landlord's election, to the rights and remedies provided in California Civil Code Section 1951.2, as in effect on the Effective Date of this Lease. For purposes of computing damages pursuant to Section 1951.2, an interest rate equal to the maximum rate of interest then not prohibited by law shall be used where permitted. Such damages shall include, without limitation:

      (i) The worth at the time of the award of the unpaid rent which had been earned at the time of termination;

      (ii) The worth at the time of award of the amount by which the unpaid rent for the balance of the term alter the time of award exceeds the amount of such rental loss that Tenant proves could be reasonably avoided, computed by discounting such amount at the discount rate of the Federal Reserve Bank of San Francisco, at the time of award plus one percent; and

      (iii) Any other amount necessary to compensate Landlord for all detriment proximately caused by Tenant's failure to perform Tenant's obligations under this Lease, or which in the ordinary course of things would be likely to result therefrom, including without limitation, the following.. (i) expenses for cleaning, repairing or restoring the Leased Premises, (ii) expenses for altering, remodeling or otherwise improving the Leased Premises for the purpose of reletting, including removal of existing leasehold improvements and/or installation of additional leasehold improvements (regardless of how the same is funded, including reduction of rent, a direct payment or allowance to a new tenant, or otherwise), (iii) broker's fees allocable to the remainder of the term of this

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

Lease, advertising costs and other expenses of reletting the Leased Premises;
(iv) costs of carrying and maintaining the Leased Premises, such as taxes, insurance premiums, utility charges and security precautions, (v) expenses incurred in removing, disposing of and/or storing any of Tenant's personal property, inventory or trade fixtures remaining therein; (vi) reasonable attorney's fees, expert witness fees, court costs and other reasonable expenses incurred by Landlord (but not limited to taxable costs) in retaking possession of the Leased Premises, establishing damages hereunder, and releasing the Leased Premises; and (vii) any other expenses, costs or damages otherwise incurred or suffered as a result of Tenant's default.

12.3 Landlord's Default And Tenant's Remedies. In the event Landlord fails to perform its obligations under this Lease, Landlord shall nevertheless not be in default under the terms of this Lease until such time as Tenant shall have first given Landlord written notice specifying the nature of such failure to perform its obligations, and then only after Landlord shall have had thirty (30) days following its receipt of such notice within which to perform such obligations; provided that, if longer than thirty (30) days is reasonably required in order to perform such obligations, Landlord shall have such longer period. In the event of Landlord's default as above set forth, then, and only then, Tenant may then proceed in equity or at law to compel Landlord to perform its obligations and/or to recover damages proximately caused by such failure to perform (except as and to the extent Tenant has waived its right to damages as provided in this Lease).

12.4 Limitation or Tenant's Recourse. If Landlord is a corporation, trust, partnership, joint venture, limited liability company, unincorporated association, or other form of business entity, Tenant agrees that (i) the obligations of Landlord under this Lease shall not constitute personal obligations of the officers, directors, trustees, partners, joint venturers, members, owners, stockholders, or other principals of such business entity, and
(ii) Tenant shall have recourse only to the property of such corporation, trust, partnership, joint venture, limited liability company, unincorporated association, or other form of business entity for the satisfaction of such obligations and not against the assets of such officers, directors, trustees, partners, joint venturers, members, owners, stockholders or principals. Additionally, if Landlord is a partnership or limited liability company, then Tenant covenants and agrees:

  (a) No partner or member of Landlord shall be sued or named as a party in any Suit or action brought by Tenant with respect to any alleged breach of this Lease (except to the extent necessary to secure jurisdiction over the partnership and then only for that sole purpose);

  (b) No service of process shall be made against any partner or member of Landlord except for the sole purpose of securing jurisdiction over the partnership; and

  (c) No writ of execution will ever be levied against the assets of any partner or member of Landlord other than to the extent of his or her interest in the assets of the partnership or limited liability company constituting Landlord.

Tenant further agrees that each of the foregoing covenants and agreements shall be enforceable by Landlord and by any partner or member of Landlord and shall be applicable to any actual or alleged misrepresentation or nondisclosure made regarding this Lease or the Leased Premises or any actual or alleged failure, default or breach of any covenant or agreement either expressly or implicitly contained in this Lease or imposed by statute or at common law.

12.5 Tenant's Waiver. Landlord and Tenant agree that the provisions of Paragraph
12.3 above are intended to supersede and replace the provisions of California Civil Code Sections 1932(1), 1941 and 1942, and accordingly, Tenant hereby waives the provisions of California Civil Code Sections 1932(1), 1941 and 1942 and/or any similar or successor law regarding Tenant's right to terminate this Lease or to make repairs and deduct the expenses of such repairs from the rent due under this Lease.

ARTICLE 13
GENERAL PROVISIONS

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

13.1 Taxes On Tenant's Property. Tenant shall pay before delinquency any and all taxes, assessments, license fees, use fees, permit fees and public charges of whatever nature or description levied, assessed or imposed against Tenant or Landlord by a governmental agency arising Out of, caused by reason of or based upon Tenant's estate in this Lease, Tenant's ownership of property, improvements made by Tenant to the Leased Premises or the Outside Areas, improvements made by Landlord for Tenant's use within the Leased Premises or the Outside Areas, Tenant's use (or estimated use) of public facilities or services or Tenant's consumption (or estimated consumption) of public utilities, energy, water or other resources (collectively, "Tenant's Interest"). Upon demand by Landlord, Tenant shall famish Landlord with satisfactory evidence of these payments. If any such taxes, assessments, fees or public charges are levied against Landlord, Landlord's property, the Building or the Property, or if the assessed value of the Building or the Property is increased by the inclusion therein of a value placed upon Tenant's Interest, regardless of the validity thereof Landlord shall have the right to require Tenant to pay such taxes, and if not paid and satisfactory evidence of payment delivered to Landlord at least ten days prior to delinquency, then Landlord shall have the right to pay such taxes on Tenant's behalf and to invoice Tenant for the same. Tenant shall, within the earlier to occur of (a) thirty (30) days of the date it receives an invoice from Landlord setting forth the amount of such taxes, assessments, fees, or public charge so levied, or (b) the due date of such invoice, pay to Landlord, as Additional Rent, the amount set forth in such invoice. Failure by Tenant to pay the amount so invoiced within such time period shall be conclusively deemed a default by Tenant under this Lease. Tenant shall have the right to bring Suit in any court of competent jurisdiction to recover from the taxing authority the amount of any such taxes, assessments, fees or public charges so paid.

13.2 Holding Over. This Lease shall terminate without further notice on the Lease Expiration Date (as set forth in Article 1). Any holding over by Tenant after expiration of the Lease Term shall neither constitute a renewal nor extension of this Lease nor give Tenant any rights in or to the Leased Premises except as expressly provided in this Paragraph. Any such holding over to which Landlord has consented shall be construed to be a tenancy from month to month, on the same terms and conditions herein specified insofar as applicable, except that the Base Monthly Rent shall be increased to an amount equal to one hundred fifty percent (150%) of the Base Monthly Rent payable during the last full month immediately preceding such holding over Tenant acknowledges that if Tenant holds over without Landlord's consent, such holding over may compromise or otherwise affect Landlord's ability to enter into new leases with prospective tenants regarding the Leased Premises. Therefore, if Tenant fails to surrender the Leased Premises upon the expiration or termination of this Lease, in addition to any other liabilities to Landlord accruing therefrom, Tenant shall protect, defend, indemnify and hold Landlord harmless from and against all claims resulting from such failure, including, without limiting the foregoing, any claims made by any succeeding tenant founded upon such failure to surrender, and any losses suffered by Landlord, including lost profits, resulting from such failure to surrender.

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

13.3 Subordination To Mortgages. This Lease is subject to and subordinate to all ground leases, mortgages and deeds of trust which affect the Building or the Property and which are of public record as of the Effective Date of this Lease, and to all renewals, modifications, consolidations, replacements and extensions thereof. However, if the lessor under any such ground lease or any lender holding any such mortgage or deed of trust shall advise Landlord that it desires or requires this Lease to be made prior and superior thereto, then, upon written request of Landlord to Tenant, Tenant shall promptly execute, acknowledge and deliver any and all customary or reasonable documents or instruments which Landlord and such lessor or lender deems necessary or desirable to make this Lease prior thereto Tenant hereby consents to Landlord's ground leasing the land underlying the Building or the Property and/or encumbering the Building or the Property as security for future loans on such terms as Landlord shall desire, all of which future ground leases, mortgages or deeds of trust shall be subject to and subordinate to this Lease. However, if any lessor under any such future ground lease or any lender holding such future mortgage or deed of trust shall desire or require that this Lease be made subject to and subordinate to such future ground lease, mortgage or deed of trust, then Tenant agrees, within ten days after Landlord's written request therefor, to execute, acknowledge and deliver to Landlord any and all documents or instruments requested by Landlord or by such lessor or lender as may be necessary or proper to assure the subordination of this Lease to such future ground lease, mortgage or deed of trust, but only if such lessor or lender agrees in writing to recognize Tenant's rights under this Lease and agrees not to disturb Tenant's quiet possession of the Leased Premises so long as Tenant is not in default under this Lease. If Landlord assigns the Lease as security for a loan, Tenant agrees to execute such documents as are reasonably requested by the lender and to provide reasonable provisions in the Lease protecting such lender's security interest which are customarily required by institutional lenders making loans secured by a deed of trust. Landlord agrees to obtain a standard subordination, non-disturbance and attornment agreement from the existing lender holding the deed of trust encumbering the Property.

13.4 Tenant's Attornment Upon Foreclosure. Tenant shall, upon request, attorn
(i) to any purchaser of the Building or the Property at any foreclosure sale or private sale conducted pursuant to any security instruments encumbering the Building or the Property, (ii) to any grantee or transferee designated in any deed given in lieu of foreclosure of any security interest encumbering the Building or the Property, or (iii) to the lessor under an underlying ground lease of the land underlying the Building or the Property, should such ground lease be terminated; provided that such purchaser, grantee or lessor agrees in writing to recognize Tenant's rights under this Lease and agrees not to disturb Tenant's quiet possession of the Leased Premises so long as Tenant is not in default hereunder.

13.5 Mortgagee Protection. In the event of any default on the part of Landlord, Tenant will give notice by registered mail to any Lender or lessor under any underlying ground lease who shall have requested, in writing, to Tenant that it be provided with such notice, and Tenant shall offer such Lender or lessor a reasonable opportunity to cure the default, including time to obtain possession of the Leased Premises by power of sale or judicial foreclosure or other appropriate legal proceedings if reasonably necessary to effect a cure.

13.6 Estoppel Certificate. Tenant will, following any request by Landlord, promptly execute and deliver to Landlord an estoppel certificate substantially in form attached as Exhibit C, (i) certifying that this Lease is unmodified and in full force and effect, or, if modified, stating the nature of such modification and certifying that this Lease, as so modified, is in full force and effect, (ii) stating the date to which the rent and other charges are paid in advance, if any, (iii) acknowledging that there are not, to Tenant's knowledge, any uncured defaults on the part of Landlord hereunder, or specifying such defaults if any are claimed, and (iv) certifying such other information about this Lease as may be reasonably requested by Landlord, its Lender or prospective lenders, investors or purchasers of the Building or the Property. Tenant's failure to execute and deliver such estoppel certificate within ten
(10) business days after Landlord's request therefor shall be a material default by Tenant under this Lease, and Landlord shall have all of the rights and remedies available to Landlord as Landlord would otherwise have in the case of any other material default by Tenant, including the right to terminate this Lease and sue for damages proximately caused thereby, it being agreed and understood by Tenant that Tenant's failure to so deliver such estoppel certificate in a timely manner could result in Landlord being unable to perform committed obligations to other third parties which were made by Landlord in reliance upon this covenant of Tenant. Landlord and Tenant intend that any statement delivered pursuant to this paragraph may be relied upon by any Lender or purchaser or prospective Lender or purchaser of the Building, the Property, or any interest in them.

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13.7 Tenant's Financial Information. Tenant shall, within ten (10) business days after Landlord's request therefor, deliver to Landlord a copy of Tenant's (and any guarantor's) current financial Statements (including a balance sheet, income statement and statement of cash flow, all prepared in accordance with generally accepted accounting principles) and any such other information reasonably requested by Landlord regarding Tenant's financial condition. Landlord shall be entitled to disclose such financial statements or other information to its Lender, to any present or prospective principal of or investor in Landlord, or to any prospective Lender or purchaser of the Building, the Property, or any portion thereof or interest therein. Any such financial statement or other information which is marked "confidential" or "company secrets" (or is otherwise similarly marked by Tenant) shall be confidential and shall not be disclosed by Landlord to any third party except as specifically provided in this paragraph, unless the same becomes a part of the public domain without the fault of Landlord.

13.8 Transfer By Landlord. Landlord and its successors in interest shall have the right to transfer their interest in the Building, the Property, or any portion thereof at any time and to any person or entity. In the event of any such transfer, the Landlord originally named herein (and in the case of any subsequent transfer, the transferor), from the date of such transfer, (i) shall be automatically relieved, without any further act by any person or entity, of all liability for the performance of the obligations of the Landlord hereunder which may accrue after the date of such transfer and (ii) shall be relieved of all liability for the performance of the obligations of the Landlord hereunder which have accrued before the date of transfer if its transferee agrees to assume and perform all such prior obligations of the Landlord hereunder. Tenant shall attorn to any such transferee. After the date of any such transfer, the term "Landlord" as used herein shall mean the transferee of such interest in the Building or the Property.

13.9 Force Majeure. The obligations of each of the parties under this Lease (other than the obligations to pay money) shall be temporarily excused if such party is prevented or delayed in performing such obligations by reason of any strikes, lockouts or labor disputes; government restrictions, regulations, controls, action or inaction; civil commotion; or extraordinary weather, fire or other acts of God.

13.10 Notices. Any notice required or permitted to be given under this Lease shall be in writing and (i) personally delivered, (ii) sent by United States mail, registered or certified mail, postage prepaid, return receipt requested,
(iii) sent by Federal Express or similar nationally recognized overnight courier service, or (iv) transmitted by facsimile with a hard copy sent within one (1) business day by any of the foregoing means, and in all cases addressed as follows, and such notice shall be deemed to have been given upon the date of actual receipt or delivery (or refusal to accept delivery) at the address specified below (or such other addresses as may be specified by notice in the foregoing manner) as indicated on the return receipt or air bill:

     If to Landlord:            Corporate Technology Centre Associates LLC
                                c/o Menlo Equities LLC
                                525 University Avenue
                                Suite 100
                                Palo Alto, California 94301
                                Attention: Henry Bullock/Richard Holmstrom

     with a copy to:            Cooley Godward LLP
                                One Maritime Plaza
                                20th Floor
                                San Francisco, California 94111
                                Attention: Paul Churchill

     If to Tenant:              Digital Island, Inc.
                                45 Fremont Street, Suite 1200
                                San Francisco, California 94105
                                Attention: Director, Real Estate

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

     with a copy to:            Brobeck Phleger & Harrison LLP
                                Spear Street Tower
                                One Market
                                San Francisco, California 94105
                                Attention: Doug Van Gessel

Any notice given in accordance with the foregoing shall be deemed received upon actual receipt or refusal to accept delivery.

13.11 Attorneys' Fees. In the event any party shall bring any action, arbitration proceeding or legal proceeding alleging a breach of any provision of this Lease, to recover rent, to terminate this Lease, or to enforce, protect, determine or establish any term or covenant of this Lease or rights or duties hereunder of either party, the prevailing party shall be entitled to recover from the non-prevailing party as a part of such action or proceeding, or in a separate action for that purpose brought within one year from the determination of such proceeding, reasonable attorneys' fees, expert witness fees, court Costs and other reasonable expenses incurred by the prevailing party.

13.12 Definitions. Any term that is given a special meaning by any provision in this Lease shall, unless otherwise specifically stated, have such meaning wherever used in this Lease or in any Addenda or amendment hereto. in addition to the terms defined in Article 1, the following terms shall have the following meanings:

     (a) Real Property Taxes. The term "Real Property Tax" or "Real Property Taxes" shall each mean Tenant's Proportionate Share of(i) all taxes, assessments, levies and other charges of any kind or nature whatsoever, general and special, foreseen and unforeseen (including all instruments of principal and interest required to pay any general or special assessments for public - improvements and any increases resulting from reassessments caused by any change in ownership or new Construction), now or hereafter imposed by any governmental- or quasi-governmental authority or special district having the direct or indirect power to tax or levy assessments, which are levied or assessed for whatever reason against the Property or any portion thereof, or Landlord's interest herein, or the fixtures, equipment and other property of Landlord that is an integral part of the Property and located thereon, or Landlord's business of owning, leasing or managing the Property or the gross receipts, income or rentals from the Property, (ii) all charges, levies or fees imposed by any governmental authority against Landlord by reason of or based upon the use of or number of parking spaces within the Property, the amount of public services or public utilities used or consumed (e.g. water, gas, electricity, sewage or waste water disposal) at the Property, the number of person employed by tenants of the Property, the size (whether measured in area, volume, number of tenants or whatever) or the value of the Property, or the type of use or uses conducted within the Property, and all costs and fees (including attorneys' fees) reasonably incurred by Landlord in contesting any Real Property Tax and in negotiating with public authorities as to any Real Property Tax, which amount shall not exceed the Real Property Tax savings realized in any given year. Notwithstanding the foregoing, Tenant shall be responsible for 100% of any increases resulting from Real Property Tax reassessments due the Improvement Work. If at any time during the Lease Term, the taxation or assessment of the Property prevailing as of the Effective Date of this Lease shall be altered so that in lieu of or in addition to any the Real Property Tax described above there shall be levied, awarded or imposed (whether by reason of a change in the method of taxation or assessment, creation of a new tax or charge, or any other cause) an alternate, substitute, or additional use or charge (i) on the value, size, use or occupancy of the Property or Landlord's interest therein or (ii) on or measured by the gross receipts, income or rentals from the Property, or on Landlord's business of owning, leasing or managing the Property or (iii) computed in any manner with respect to the operation of the Property, then any such tax or charge, however designated, shall be included within the meaning of the terms "Real Property Tax" or "Real Property Taxes" for purposes of this Lease. If any Real Property Tax is partly based upon property or rents unrelated to the Property, then only that part of such Real Property Tax that is fairly allocable to the Property shall be included within the meaning of the terms "Real Property Tax" or "Real Property Taxes." Notwithstanding the foregoing, the terms "Real Property Tax" or "Real Property Taxes" shall not include estate, inheritance, transfer, gift or franchise taxes of Landlord or the federal or state income tax imposed on Landlord's income from all sources.

     (b) Landlord's Insurance Costs. The term "Landlord's Insurance Costs" shall mean Tenant's Proportionate Share of the costs to Landlord to carry and maintain the policies of fire and property damage insurance for the Building and the Property and general liability and any other insurance required or permitted to be carried by Landlord pursuant to Article 9, together with any deductible amounts paid by Landlord upon the occurrence of any insured casualty or loss. If any of Landlord's Insurance Costs are partly based upon property unrelated to the Property (e.g., another portion of the Project), then only that part of Landlord's Insurance Costs that is fairly allocable to the Property shall be included in Landlord's Insurance Costs hereunder.

     (c) Property Maintenance Costs. The term "Property Maintenance Costs" shall mean Tenant's Proportionate Share of all Costs and expenses (except Landlord's Insurance Costs and Real Property Taxes) paid or incurred by Landlord in protecting, operating, maintaining, repairing and preserving the Property and all part thereof, including without limitation, (i) market rate professional management fees equal to 3% of gross revenues from the Property, (ii) the amortizing portion of any costs incurred by Landlord in the making of any modifications, alterations or improvements required by any governmental authority as set forth in Article 6, which are 50 amortized during the Lease Term, and (iii) such other costs as may be paid or incurred with respect to operating, maintaining, and preserving the Property, such as repairing and resurfacing the exterior surfaces of the Building (including roofs), repairing and resurfacing paved areas, repairing and replacing structural parts of the Building, and repairing and replacing, when necessary, electrical-, plumbing, heating, ventilating and air conditioning systems serving the Building. If any of the Property Maintenance Costs are partly based upon property unrelated to the Property (e.g., another portion of the Project), then only that part of Property Maintenance Costs that is fairly allocable to the Property shall be included in the definition of Property Maintenance Costs hereunder.

     (d) Property Operating Expenses. The term "Property Operating Expenses" shall mean and include all Real Property Taxes, plus all Landlord's Insurance Costs, plus all Property Maintenance Costs. Notwithstanding the foregoing, "Property Operating Expenses" shall not include the following (except to the extent any of the following costs are incurred by Landlord as a result of Tenant's failure to perform its obligations hereunder or are otherwise caused by Tenant): (i) Landlord's debt service on any financing related to the Building or the Property or rental under any ground lease or other underlying lease; (ii) franchise, excess -profits or revenue tax, excise tax or inheritance tax, gift tax, gains tax, franchise tax, corporation tax, capital levy transfer, estate, succession, income taxes payable by Landlord; (iii) salaries, benefits and related costs of Landlord's off-site administrative personnel (other than the management fee); (iv) costs of utility usage for utility services separately metered in the name of Tenant; (v) the cost of any items for which Landlord is actually reimbursed by insurance proceeds or condemnation awards; (vi) depreciation; (vii) real estate brokerage commissions, moving expenses, design or engineering fees, rental concessions or credits, allowances, lease assumptions, lease cancellation fees or other costs in each case incurred in Landlord's procuring other tenants of the Building or Property; (viii) advertising, promotional and marketing expenses; (ix) expenses for repairs or maintenance (to the extent Landlord is fully reimbursed thereunder) which are covered by warranties, guarantees or service contracts; (x) costs incurred by Landlord by reason of the willful misconduct or gross negligence of Landlord,
(xi) costs of removal of Hazardous Materials placed on the Leased Premises by Landlord or its agents or employees, (xii) repairs, alterations, additions, improvements or replacements made to rectify or correct any defect in the design, materials or workmanship of the Building Shell or Outside Areas which existed as of the Effective Date of this Lease; (xiii) repairs, alterations, additions, improvements or replacements to the Building Shell or Outside Areas to comply with any Laws in effect as of the Effective Date of this Lease (where compliance was required at such time); (xiv) Landlord's general administrative expenses not related to the Property (other than the management fees set forth above); (xv) costs (including permit, license and inspection fees) incurred in renovating or otherwise improving, decorating, painting or altering space for other tenants or other occupants or vacant space in the Building reserved for other tenants (other than any common areas of the Building); (xvi) interest, penalties or other costs arising Out of Landlord's failure to make timely payment of its obligations, unless caused by Tenant's failure to meet its obligations under this Lease; or (xvii) costs of removal of Hazardous Materials from any area of the Property outside the Leased Premises unless (a) the Hazardous Materials originated from the Leased Premises or (b) the Hazardous Materials came to be located on the Property due to the negligence or willful misconduct of Tenant or Tenant's agents, employees, contractors, or invitees.

     (e) Law. The term "Law" shall mean any judicial decisions and any statute, constitution, ordinance, resolution, regulation, rule, administrative order, or other requirements of any municipal, county, state, federal, or other governmental agency or authority having jurisdiction over the parties to this Lease, the Leased Premises, the Building or the Property, or any of them, in effect either at the Effective Date of this Lease or at any time during the Lease Term, including, without limitation, any regulation, order, or policy of any quasi-official entity or body (e.g. a board of fire examiners or a public utility or special district).

     (f) Lender. The term "Lender" shall mean the holder of any promissory note or other evidence of indebtedness secured by the Property or any portion thereof.

     (g) Private Restrictions. The term "Private Restrictions" shall mean (as they may exist from time to time) any and all covenants, conditions and restrictions, private agreements, easements, and any other recorded documents or instruments affecting the use of the Property, the Building, the Leased Premises, or the Outside Areas.

     (h) Rent. The term "Rent" shall mean collectively Base Monthly Rent and all Additional Rent.

13.13 General Waivers. One party's consent to or approval of any act by the other party requiring the first party's consent or approval shall not be deemed to waive or render unnecessary the first party's consent to or approval of any subsequent similar act by the other party. No waiver of any provision hereof, or any waiver of any breach of any provision hereof, shall be effective unless in writing and signed by the waiving party. The receipt by Landlord of any rent or payment with or without knowledge of the breach of any other provision hereof shall not be deemed a waiver of any such breach. No waiver of any provision of this Lease shall be deemed a continuing waiver unless such waiver specifically states so in writing and is signed by both Landlord and Tenant. No delay or omission in the exercise of any right or remedy accruing to either party upon any breach by the other party under this Lease shall impair such right or remedy or be construed as a waiver of any such breach theretofore or thereafter occurring. The waiver by either party of any breach of any provision of this Lease shall not be deemed to be a waiver of any subsequent breach of the same or any other provisions herein contained.

13.14 Miscellaneous. Should any provisions of this Lease prove to be invalid or illegal, such invalidity or illegality shall in no way affect, impair or invalidate any other provisions hereof, and such remaining provisions shall remain in full force and effect. Time is of the essence with respect to the performance of every provision of this Lease in which time of performance is a factor. Any copy of this Lease which is executed by the parties shall be deemed an original for all purposes. This Lease shall, subject to the provisions regarding assignment, apply to and bind the respective heirs, successors, executors, administrators and assigns of Landlord and Tenant. The term "party" shall mean Landlord or Tenant as the context implies. If Tenant consists of more than one person or entity, then all members of Tenant shall be jointly and severally liable hereunder. This Lease shall be construed and enforced in accordance with the Laws of the State in which the Leased Premises are located. The captions in this Lease are for convenience only and shall not be construed in the construction or interpretation of any provision hereof. When the context of this Lease requires, the neuter gender includes the masculine, the feminine, a partnership, corporation, limited liability company, joint venture, or other form of business entity, and the singular includes the plural. The terms "must," "shall," "will," and "agree" are mandatory. The term "may" is permissive. When a party is required to do something by this Lease, it shall do so at its sole cost and expense without right of reimbursement from the other party unless specific provision is made therefor. Where Landlord's consent is required hereunder, the consent of any Lender may also be required (as determined by Landlord in good faith). Landlord and Tenant shall both be deemed to have drafted this Lease, and the rule of construction that a document is to be construed against the drafting party shall not be employed in the construction or interpretation of this Lease. Where Tenant is obligated not to perform any act or is not permitted to perform any act, Tenant is also obligated to restrain any others reasonably within its control, including agents, invitees, contractors, subcontractors and employees, from performing such act. Landlord shall not become or be deemed a partner or a joint Ventura with Tenant by reason of any of the provisions of this Lease.

ARTICLE 14
CORPORATE AUTHORITY
BROKERS AND ENTIRE AGREEMENT

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

14.1 Corporate Authority. If Tenant is a corporation, each individual executing this Lease on behalf of such corporation represents and warrants that Tenant is validly formed and duly authorized and existing, that Tenant is qualified to do business in the State in which the Leased Premises are located, that Tenant has the full right and legal authority to enter into this Lease, and that he or she is duly authorized to execute and deliver this Lease on behalf of Tenant in accordance with its terms. Tenant shall, within thirty days after execution of this Lease, deliver to Landlord a certified copy of the resolution of its board of directors authorizing or ratifying the execution of this Lease and if Tenant fails to do so, Landlord at its sole election may elect to terminate this Lease.

14.2 Brokerage Commissions. Tenant and Landlord each represent, warrant and agree that they have not had any dealings with any real estate broker(s), leasing agent(s), finder(s) or salesmen, other than the Brokers (as named in Article 1) with respect to the lease by it of the Leased Premises pursuant to this Lease, and that Landlord will assume the obligation to pay Landlord's Broker and Tenant's Broker and any other broker retained by Landlord to the extent Set forth in Landlord's separate written agreement with such Brokers. Tenant will assume all obligations and responsibility with respect to the payment of any broker other than Tenant's Broker that Tenant retained. Each of Landlord and Tenant will indemnify, defend with competent counsel, and hold the other harmless from any liability for the payment of any real estate brokerage commissions, leasing commissions or finder's fees claimed by any other real estate broker(s), leasing agent(s), finder(s), or salesmen due to the other party's breach of the representations, warranties and covenants made by such party in this Section 14.2.

14.3 Entire Agreement. This Lease and the Exhibits (as described in Article 1), which Exhibits are by this reference incorporated herein, constitute the entire agreement between the parties, and there are no other agreements, understandings or representations between the parties relating to the lease by Landlord of the Leased Premises to Tenant, except as expressed herein. No subsequent changes, modifications or additions to this Lease shall be binding upon the parties unless in writing and signed by both Landlord and Tenant.

14.4 Landlord's Representations. Tenant acknowledges that neither Landlord nor any of its agents made any representations or warranties respecting the Property, the Building or the Leased Premises, upon which Tenant relied in entering into the Lease, which are not expressly set forth in this Lease.
Tenant further acknowledges that neither Landlord nor any of its agents made any representations 55 to (i) whether the Leased Premises may be used for Tenant's intended use under existing Law, or (ii) the suitability of the Leased Premises for the conduct of Tenant's business, or (iii) the exact square footage of the Leased Premises, and that Tenant relies solely upon its own investigations with respect to such matters. Tenant expressly waives any and all claims for damage by reason of any statement, representation, warranty, promise or other agreement of Landlord or Landlord's agent(s), if any, not contained in this Lease or in any Exhibit attached hereto.

ARTICLE 15
OPTIONS TO EXTEND

15.1 So long as Digital Island, Inc. (or a Permitted Assignee) is the Tenant hereunder and occupies the entirety of the Leased Premises, and subject to the condition set forth in clause (b) below, Tenant shall have three (3) options to extend (each an "Extension Option") the term of this Lease with respect to the entirety of the Leased Premises, for a period of five (5) years each (each an "Extension Period"), subject to the following conditions:

     (a) Each option to extend shall be exercised, if at all, by notice of exercise given to Landlord by Tenant not more than fifteen months nor less than twelve months prior to the expiration of the eleventh (11th) year of the Lease Term or the expiration of the Extension Period then in effect, as applicable;

     (b) Anything herein to the contrary notwithstanding, if Tenant is in default (beyond any applicable cure period) under any of the terms, covenants or conditions of this Lease, either at the time Tenant exercises an Extension Option or On the commencement date of the applicable Extension Period, Landlord shall have, in addition to all of Landlord's other rights and remedies provided in this Lease, the right to terminate such option(s) to extend upon notice to Tenant.

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

15.2 1n the event the applicable Extension Option is exercised in a timely fashion, the Lease shall be extended for the term of the applicable Extension Period upon all of the terms and conditions of this Lease, provided that the Base Monthly Rent for each extension period shall be the "Fair Market Rent" for the Leased Premises, increased as set forth below. For purposes hereof, "Fair Market Rent" shall mean the Base Monthly Rent, that a third party tenant executing a five (5) year lease for leased premises of similar size and with similar quality improvements and tenant improvement allowance in Silicon Valley, taking into account any and all tenant inducements offered in connection with such leasing and the annual increases to Base Monthly Rent Set forth herein; provided however, that the "Fair Market Rent" shall not take into account the value of any alterations or improvements made to the Leased Premises by Tenant at Tenant's sole cost and expense, which "Fair Market Rent" shall be determined pursuant to the process described below. At the end of the first twelve (12) month period of any Extension Period, and at the end of each twelve (12) month period thereafter during any Extension Period, Base Monthly Rent shall be increased at a rate of 3.0% per annum compounded.

15.3 Within 30 days after receipt of Tenant's notice of exercise, Landlord shall notify Tenant in writing of Landlord's estimate of the Base Monthly Rent for the applicable Extension Period, based on the provisions of Paragraph 15.2 above. Within 30 days after receipt of such notice from Landlord, Tenant shall have the right either to (i) accept Landlord's statement of Base Monthly Rent as the Base Monthly Rent for the applicable extension period; or (ii) elect to arbitrate Landlord's estimate of Fair Market Rent, such arbitration to be conducted pursuant to the provisions hereof Failure on the part of Tenant to require arbitration of Fair Market Rent within such 30-day period shall constitute acceptance of the Base Monthly Rent for the applicable Extension Period as calculated by Landlord. If Tenant elects arbitration, the arbitration shall be concluded within 90 days after the date of Tenant's election, subject to extension for an additional 30-day period if a third arbitrator is required and does not act in a timely manner. To the extent that arbitration has not been completed prior to the expiration of any preceding period for which Base Monthly Rent has been determined, Tenant shall pay Base Monthly Rent at the rate calculated by Landlord, with the potential for an adjustment to be made once Fair Market Rent is ultimately determined by arbitration.

15.4 In the event of arbitration, the judgment or the award rendered in any such arbitration may be entered in any court having jurisdiction and shall be final and binding between the parties. The arbitration shall be conducted and determined in the City and County of San Francisco in accordance with the then prevailing rules of the American Arbitration Association or its successor for arbitration of commercial disputes except to the extent that the procedures mandated by such rules shall be modified as follows:

     (a) Tenant shall make, demand for arbitration in writing within 30 days after service of Landlord's determination of Fair Market Rent given under Paragraph 15.3 above, specifying therein the name and address of the person to act as the arbitrator on its behalf. The arbitrator shall be qualified as a real estate appraiser familiar with the Fair Market Rent of similar industrial, research and development, or office space in the Silicon Valley area who would qualify as an expert witness over objection to give opinion testimony addressed to the issue in a court of competent jurisdiction. Failure on the part of Tenant to make a proper demand in a timely manner for such arbitration shall constitute a waiver of the right thereto. Within 15 days after the service of the demand for arbitration, Landlord shall give notice to Tenant, specifying the name and address of the person designated by Landlord to act as arbitrator on its behalf who shall be similarly qualified. If Landlord fails to notify Tenant of the appointment of its arbitrator, within or by the time above specified, then the arbitrator appointed by Tenant shall be the arbitrator to determine the issue.

     (b) In the event that two arbitrators are chosen pursuant to Paragraph 15.4(a) above, the arbitrators so chosen shall, within 15 days after the second arbitrator is appointed determine the Fair Market Rent. If the two arbitrators shall be unable to agree upon a determination of Fair Market Rent within such 15-day period, they, themselves, shall appoint a third arbitrator, who shall be a competent and impartial person with qualifications similar to those required of the first two arbitrators pursuant to Paragraph 15.4(a). In the event they are unable to agree upon such appointment within seven days after expiration of such 15-day period, the third arbitrator shall be selected by the parties themselves, if they can agree thereon, within a further period of 15 days. If the parties do not so agree, then either party, on behalf of both, may request appointment of such a qualified person by the then Chief Judge of the United States District Court having jurisdiction over the County of Santa Clara, acting in his private and not in his official capacity, and the other party shall not raise any question as to such Judge's full power and jurisdiction to entertain the application for and make the appointment. The three arbitrators shall decide the dispute if it has not previously been resolved by following the procedure set forth below.

     (c) Where an issue cannot be resolved by agreement between the two arbitrators selected by Landlord and Tenant or settlement between the parties during the course of arbitration, the issue shall be resolved by the three arbitrators within 15 days of the appointment of the third arbitrator in accordance with the following procedure. The arbitrator selected by each of the parties shall state in writing his determination of the Fair Market Rent supported by the reasons therefor with counterpart Copies to each party. The arbitrators shall arrange for a simultaneous exchange of such proposed resolutions. The role of the third arbitrator shall be to select which of the two proposed resolutions most closely approximates his determination of Fair Market Rent. The third arbitrator shall have no right to propose a middle ground or any modification of either of the two proposed resolutions. The resolution he chooses as most closely approximating his determination shall constitute the decision of the arbitrators and be final and binding upon the parties.

     (d) In the event of a failure, refusal or inability of any arbitrator to act, his successor shall be appointed by him, but in the case of the third arbitrator, his successor shall be appointed in the same manner as provided for appointment of the third arbitrator. The arbitrators shall decide the issue within 15 days after the appointment of the third arbitrator. Any decision in which the arbitrator appointed by Landlord and, the arbitrator appointed by Tenant concur shall be binding and conclusive upon the parties. Each party shall pay the fee and expenses of its respective arbitrator and both shall share the fee and expenses of the third arbitrator, if any, and the attorneys' fees and expenses of counsel for the respective parties and of witnesses shall be paid by the respective party engaging such counsel or calling such witnesses.

     (e) The arbitrators shall have the right to consult experts and competent authorities to obtain factual information or evidence pertaining to a determination of Fair Market Rent, but any such consultation shall be made in the presence of both parties with full right on their part to cross-examine. The arbitrators shall render their decision and award in writing with Counterpart copies to each party. The arbitrators shall have no power to modify the provisions of this Lease.

ARTICLE 16
RIGHT OF FIRST REFUSAL

16.1 During the Option Period (as defined below) Tenant shall have a right of first refusal (the "Right of First Refusal") to lease the remainder of the first floor of the Building (the "Remaining Premises"), subject to the following conditions:

     (a) The Remaining Premises is available and has not been leased to another Tenant prior to commencement of the Option Period.

     (b) Digital Island, Inc. must be the Tenant hereunder and occupy the entirety of the Leased Premises as of its exercise of the Right of First Refusal granted herein; and

     (c) Anything herein to the contrary notwithstanding, if Tenant is in default (beyond any applicable cure period) under any of the terms, covenants or conditions of this Lease at the time Tenant exercises the Right of First Refusal, Landlord shall have, in addition to all of Landlord's other rights and remedies provided in this Lease, the right to terminate the Right of First Refusal upon notice to Tenant.

As used herein, "Option Period" shall mean the period of time commencing six (6) months after the Lease Commencement Date, and ending thirty (30) months thereafter. Prior to the commencement of the Option Period, Tenant shall have no rights to the Remaining Premises and Landlord shall be free to lease the Remaining Premises any third party tenant.

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

16.2 If at any time during the Option Period, Landlord identifies a tenant for the Remaining Premises, then Landlord shall notify Tenant in writing and Tenant shall have ten (10) days after receipt of Landlord's written notice to notify Landlord in writing its election to lease the Remaining Premises. The terms of any leasing of the Remaining Premises by Tenant shall be on the same terms and conditions as this Lease, including the Base Monthly Rent (on a per-square foot basis) then in effect and the Improvement Allowance set forth in the Work Letter (on a per square foot basis). If Tenant timely provides Landlord with notice of its election to lease the Remaining Premises within said ten (10) day period, then the parties shall consummate the lease of the Remaining Premises by the preparation and execution of an amendment to this Lease within thirty (30) days after Landlord's receipt of Tenant's notice. If Tenant does not indicate in writing its election to lease such Remaining Premises within said ten (10) day period, then Landlord shall have the right to lease the Remaining Premises to a third party.

ARTICLE 17
TELEPHONE SERVICE

Notwithstanding any other provision of this Lease to the contrary:

     (a)  So long as the entirety of the Leased Premises is leased to Tenant:

               (i) Landlord shall have no responsibility for providing to Tenant any telephone equipment, including wiring, within the Leased Premises or for providing telephone service or connections from the utility to the Leased Premises; and

               (ii) Landlord makes no warranty as to the quality, continuity or availability of the telecommunications services in the Building, and Tenant hereby waives any claim against Landlord for any actual or consequential damages (including damages for loss of business) in the event Tenant's telecommunications services in any way are interrupted, damaged or rendered less effective, except to the extent caused by the grossly negligent or willful act or omission by Landlord, its agents or employees. Tenant accepts the telephone equipment (including, without limitation, the INC, as defined below) in its "AS-IS" condition, and Tenant shall be solely responsible for contracting with a reliable third party vendor to assume responsibility for the maintenance and repair thereof (which contract shall contain provisions requiring such vendor to inspect the INC periodically (the frequency of such inspections to be determined by such vendor based on its experience and professional judgment), and requiring such vendor to meet local and federal requirements for telecommunications material and workmanship). Landlord shall not be liable to Tenant and Tenant waives all claims against Landlord whatsoever, whether for personal injury, property damage, loss of use of the Leased Premises, or otherwise, due to the interruption or failure of telephone services to the Leased Premises. Tenant hereby holds Landlord harmless and agrees to indemnify, protect and defend Landlord from and against any liability for any damage, loss or expense due to any failure or interruption of telephone service to the Leased Premises for any reason.

     (b) At such time as the entirety of the Leased Premise is no longer leased to Tenant, Landlord shall in its sole discretion have the right, by written notice to Tenant, to elect to assume limited responsibility for INC, as provided below, and upon such assumption of responsibility by Landlord, this subparagraph
(b) shall apply prospectively.

               (i) Landlord shall provide Tenant access to such quantity of pairs in the Building intra-building network cable ("INC") as is determined to be available by Landlord in its reasonable discretion. Tenant's access to the INC shall be solely by arrangements made by Tenant, as Tenant may elect, directly with Pacific Bell or Landlord (or such vendor as Landlord may designate), and Tenant shall pay all reasonable charges as may be imposed in connection therewith. Pacific Bell's charges shall be deemed to be reasonable. Subject to the foregoing, Landlord shall have no responsibility for providing to Tenant any telephone equipment, including wiring, within the Leased Premises or for providing telephone service or connections from the utility to the Leased Premises, except as required by law.

               (ii) Tenant may alter, modify, add to or disturb any telephone wiring in the Leased Premises upon notice to Landlord. Tenant shall be liable to Landlord for any damage to the telephone wiring in the Building due to the act, negligent or otherwise, of Tenant or any employee, contractor or other agent of Tenant. Tenant shall have no access to the telephone closets within the Building, except in the manner and under reasonable procedures established by Landlord. Tenant shall promptly notify Landlord of any actual or suspected failure of telephone service to the Leased Premises.

               (iii) All costs incurred by Landlord for the installation, maintenance, repair and replacement of telephone wiring in the Building shall be a Property Maintenance Cost.

               (iv) Landlord makes no warranty as to the quality, continuity or availability of the telecommunications services in the Building, and Tenant hereby waives any claim against Landlord for any actual or consequential damages (including damages for loss of business) in the event Tenant's telecommunications services in any way are interrupted, damaged or rendered less effective, except to the extent caused by the grossly negligent or willful act or omission by Landlord, its agents or employees. Tenant acknowledges that Landlord meets its duty of care to Tenant with respect to the Building INC by contracting with a reliable third party vendor to assume responsibility for the maintenance and repair thereof (which contract shall contain provisions requiring such vendor to inspect the INC periodically (the frequency of such inspections to be determined by such vendor based on its experience and professional judgment), and requiring such vendor to meet local and federal requirements for telecommunications material and workmanship). Subject to the foregoing, Landlord shall not be liable to Tenant and Tenant waives all claims against Landlord whatsoever, whether for personal injury, property damage, loss of use of the Leased Premises, or otherwise, due to the interruption or failure of telephone services to the Leased Premises. Tenant hereby holds Landlord harmless and agrees to indemnify, protect and defend Landlord from and against any liability for any damage, loss or expense due to any failure or interruption of telephone service to the Leased Premises for any reason. Tenant agrees to obtain loss of rental insurance adequate to cover any damage, loss or expense occasioned by the interruption of telephone service.

IN WITNESS Whereof, Landlord and Tenant have executed this Lease as of the respective dates below set forth with the intent to be legally bound thereby as of the Effective Date of this Lease first above set forth.

LANDLORD:

CORPORATE TECHNOLOGY CENTRE ASSOCIATES LLC, a California limited liability company

By: Corporate Technology Centre Partners LLC, a California limited liability company, Its Manager

By:  Menlo Equities LLC, a California limited liability company, Its Manager

By:  Diamant Investments LLC, a Delaware limited liability company, Its Member

By:  ___________________________________

Dated:_________________        Richard J. Holmstrom, Manager

TENANT:

DIGITAL ISLAND, INC., a Delaware corporation

Dated:_________________        By:___________________________________

Printed Name____________________________

Title:__________________________________

Dated:_________________        By:___________________________________

Printed Name____________________________

Title:__________________________________

                            FIRST AMENDMENT TO LEASE

This FIRST AMENDMENT TO LEASE (this "Amendment") is dated as of this _____ day of October, 1999 by and between CORPORATE TECHNOLOGY CENTRE ASSOCIATES LLC, a California limited liability company ("Landlord"), and DIGITAL ISLAND, INC., a Delaware corporation ("Tenant").

                                    RECITALS

A. Landlord and Tenant entered into a Lease dated September 10, 1999 (the "Lease"), for premises (the "Premises") with a street address of 400 Holger Way, San Jose, California, and more particularly described in the Lease;

B. Tenant desires to lease the remainder of the Building from Landlord and Landlord desires to lease the remainder of the Building to Tenant on the terms and conditions set forth herein.

C. Landlord and Tenant now desire to amend the Lease on the terms and conditions set forth herein. Capitalized terms used in this Amendment and not otherwise defined shall have the meanings assigned to them in the Lease.

                                   AGREEMENT

Now THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Landlord and Tenant hereby agree as follows:

1.   Amendment.  This Lease is hereby amended as follows:

(a)  Lease Commencement Date.

(i) The Lease Commencement Date set forth in Article 1 is hereby changed to March 17, 2000.

(ii) Paragraph 2.3 is deleted in its entirety and replaced with the following:

               The term of this Lease shall begin, and the Lease Commencement Date shall be deemed to have occurred; on the Lease Commencement Date set forth in Article 1 (the "Lease Commencement Date"). The term of this Lease shall in all events end on the Lease Expiration Date (as set forth in Article 1). The Lease Term shall be that period of time commencing on the Lease Commencement Date and ending on the Lease Expiration Date (the "Lease Term").

(b) Prepaid Rent. The amount of Prepaid Rent set forth in Article 1 is hereby changed to $92,107.45.

(c) Common Areas. The term Common Areas set forth in Article 1 is hereby deleted.

(d) Leased Premises. The definition of Leased Premises in Article 1 is hereby deleted and replaced with the following:

               All the interior space within the Building, including stairwells, connecting walkways, and atriums, consisting of approximately 76,410 square feet and, for purposes of this Lease, agreed to contain said number of square feet.

(e) Tenant's Proportionate Share. The percentage "73.83%" set forth as Tenant's Proportionate Share in Article 1 is hereby deleted and replaced with "100%".

(f) Base Monthly Rent. The schedule of Base Monthly Rent set forth in Article 1 is hereby deleted and replaced with the following:

      Period                                       Monthly Amount

      3/17/00-9/16/00                              $ 92,107.45
      9/17/00-3/16/01                              $145,414.90

On March 17, 2001, and on March 17 of each year thereafter, Base Monthly Rent shall be increased from the Monthly Amount then in effect at a rate of 3.0% per annum compounded.

(g) Parking. The first two sentences of Paragraph 4.5 are hereby deleted and replaced with the following:

Tenant, at no additional cost, shall have the use of the parking spaces located within the Property boundaries.

(h) Signs. Notwithstanding anything to the contrary contained in Paragraph 4.6, Tenant shall have the right to install business identification signage on all monument signage for the Building and all available Building signage, subject to Landlord's prior reasonable approval and all requirements of the City of San Jose. Tenant's signage installation shall otherwise comply with the requirements of Paragraph 4.6.

2. Work Letter. The Work Letter attached as Exhibit C is hereby amended as follows:

(a) Improvement Allowance. The amount of the Improvement Allowance set forth in Section 3(a) of the Work Letter is hereby changed to $2,242,300.

(b) Schedule 1. Tenant hereby acknowledges and agrees that as of the date hereof Landlord has fulfilled all of its obligations regarding electrical service and equipment at the Building set forth in Item 4 of Schedule 1 to the Work Letter, except as follows: Landlord shall be responsible for the cost of a standard pad for the initial 4000 amp transformer (the "Initial Transformer"). Landlord shall deliver primary conduit to the Initial Transformer. Should the existing primary conduit be suitable for delivery of the initial 4000 amp service, Landlord's responsibility hereunder shall consist only of the cost of connecting to the existing primary conduit. If the existing conduit is not suitable, Landlord shall be responsible for all costs necessary for providing a primary conduit to the Initial Transformer. Tenant has assumed the responsibility with PG&E for delivery' of both Landlord's initial 4000 amp service and Tenant's additional service. Landlord's responsibility hereunder moving forward shall be limited to the cost of providing the pad and primary conduit as outlined above, as well as continued support in connection with relations with PG&E.

(c) Schedule 2. Items 1 and 2 on Schedule 2 to the Work Letter are hereby deleted in their entirety. The following is hereby added to the end of Schedule 2:

               The 20,000 square feet within the Building added to the Leased Premises by this First Amendment to Lease shall be built out as general office space, pursuant to plans and specifications to be approved by Landlord pursuant to the Work Letter.

3. Ratification. The Lease, as amended by this Amendment, is hereby ratified by Landlord and Tenant and Landlord and Tenant hereby agree that the Lease, as so amended, shall continue in full force and effect.

4.   Miscellaneous.

(a) Voluntary Agreement. The parties have read this Amendment and on the advice of counsel they have freely and voluntarily entered into this Amendment.

(b) Attorney's Fees. If either party commences an action against the other party arising out of or in connection with this Amendment, the prevailing party shall be entitled to recover from the losing party reasonable attorney's fees and costs of suit.

(c) Successors. This Amendment shall be binding on and inure to the benefit of the parties and their successors.

(d) Counterparts. This Amendment may be signed in two or more counterparts. When at least one such counterpart has been signed by each party, this Amendment shall be deemed to have been fully executed, each counterpart shall be deemed to be an original, and all counterparts shall be deemed to be one and the same agreement.

IN WITNESS WHEREOF, Landlord and Tenant have executed this Amendment as of the date first written above.

LANDLORD:

CORPORATE TECHNOLOGY CENTRE ASSOCIATES LLC, a California limited liability company

By: Corporate Technology Centre Partners LLC, a California limited liability company, Its Manager

By:  Menlo Equities LLC, a California limited liability company, Its Manager

By:  Menlo Equities, Inc., a California corporation, Its Managing Member

By:____________________________________

Dated:_________________            Henry D. Bullock, President

TENANT:

DIGITAL ISLAND, INC., a Delaware corporation

Dated:_________________        By:___________________________________

Printed Name____________________________

Title:__________________________________

Dated:_________________        By:___________________________________

Printed Name____________________________

Title:__________________________________